                                                                  EXECUTION COPY

                                                                   EXHIBIT 10.29

                      SUBSCRIPTION AND EXCHANGE AGREEMENT

                                     AMONG

                                RAZORFISH, INC.

                               SPRAY VENTURES AB

                                      AND

                               COMMUNICADE INC.

                          DATED AS OF OCTOBER 1, 1998

                               TABLE OF CONTENTS

ARTICLE I. DEFINITIONS AND RULES OF CONSTRUCTION........................................................     1

   SECTION 1.01.        Definitions.....................................................................     1
   SECTION 1.02.        Certain Rules of Construction...................................................     7

ARTICLE II. AGREEMENT To EXCHANGE THE COMPANY SHARES....................................................     8

   SECTION 2.01.        Exchange of the Company Shares and the Warrants.................................     8
   SECTION 2.02.        Purchase Price..................................................................     8

ARTICLE III. CLOSING....................................................................................     8

   SECTION 3.01.        The Closing.....................................................................     8
   SECTION 3.02.        Closing Conditions..............................................................     8

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF SPRAY VENTURES............................................    10

   SECTION 4.01.        Organization, Good Standing and Qualification of the Company
                        And the Company Subsidiaries....................................................    10
   SECTION 4.02.        Corporate Documents.............................................................    11
   SECTION 4.03.        Capitalization..................................................................    11
   SECTION 4.04.        [Intentionally Omitted].........................................................    12
   SECTION 4.05.        Non-Contravention; Consents.....................................................    12
   SECTION 4.06.        Proprietary Assets..............................................................    13
   SECTION 4.07.        Financial Statements............................................................    15
   SECTION 4.08.        Liabilities.....................................................................    15
   SECTION 4.09.        Books and Records...............................................................    15
   SECTION 4.10.        Title to Assets.................................................................    16
   SECTION 4.11.        Real Property...................................................................    16
   SECTION 4.12.        Material Company Contracts......................................................    18
   SECTION 4.13.        Employees; Employee Benefits....................................................    19
   SECTION 4.14.        Employment Relations............................................................    20
   SECTION 4.15.        Compensation of Employees.......................................................    21
   SECTION 4.16.        Receivables; Major Customers....................................................    21
   SECTION 4.17.        Accounts Payable; Customers and Suppliers.......................................    21
   SECTION 4.18.        Proceedings.....................................................................    22
   SECTION 4.19.        Compliance with Requirement of Laws.............................................    22
   SECTION 4.20.        Governmental Authorizations.....................................................    22
   SECTION 4.21.        Tax Matters.....................................................................    23
   SECTION 4.22.        Finders and Bbrokers............................................................    24
   SECTION 4.23.        Absence of Changes..............................................................    24
   SECTION 4.24.        Environmental Compliance........................................................    25
   SECTION 4.25.        Insurance.......................................................................    26
   SECTION 4.26.        Full Disclosure.................................................................    26

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS...........................................    26

   SECTION 5.01.        Authority.......................................................................    26
   SECTION 5.02.        Shareholders....................................................................    27

ARTICLE VI. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.............................................    28

   SECTION 6.01.        Organization, Good Standing and Qualification of the Purchaser
                        and the Purchaser Subsidiaries..................................................    28
   SECTION 6.02.        Corporate Documents.............................................................    29

   SECTION 6.03.        Capitalization.......................................................................    29
   SECTION 6.04.        Authority; Binding Nature of Agreements..............................................    30
   SECTION 6.05.        Non-Contravention; Consents..........................................................    30
   SECTION 6.06.        Proprietary Assets...................................................................    31
   SECTION 6.07.        Financial Statements.................................................................    33
   SECTION 6.08.        Liabilities..........................................................................    34
   SECTION 6.09.        Books and Records....................................................................    34
   SECTION 6.10.        Title to Assets......................................................................    34
   SECTION 6.11.        Real Property........................................................................    35
   SECTION 6.12.        Material Purchaser Contracts.........................................................    37
   SeCTION 6.13.        Employees; Employee Benefits.........................................................    37
   SECTION 6.14.        Employment Relations.................................................................    40
   SECTION 6.15.        Compensation of Employees............................................................    40
   SECTION 6.16.        Receivables; Major Customers.........................................................    40
   SECTION 6.17.        Accounts Payable; Customers and Suppliers............................................    41
   SECTION 6.18.        Proceedings..........................................................................    41
   SECTION 6.19.        Compliance With Requirement of Laws..................................................    41
   SECTION 6.20.        Governmental Authorizations..........................................................    42
   SECTION 6.21.        Tax Matters..........................................................................    42
   SECTION 6.22.        Finders and Brokers..................................................................    43
   SECTION 6.23.        Absence of Changes...................................................................    43
   SECTION 6.24.        Environmental Compliance.............................................................    44
   SECTION 6.25.        Insurance............................................................................    45
   SECTION 6.26.        Full Disclosure......................................................................    45

ARTICLE VII. CERTAIN COVENANTS...............................................................................    45

   SECTION 7.01.        Best Efforts.........................................................................    45
   SECTION 7.02.        Conduct of Business Pending the Closing..............................................    46
   SECTION 7.03.        Access to Information................................................................    48
   SECTION 7.04.        Notices of Certain Events............................................................    49
   SECTION 7.05.        No Solicitation......................................................................    49
   SECTION 7.06.        Confidentiality......................................................................    49
   SECTION 7.07.        Fulfillment of Conditions............................................................    50
   SECTION 7.08.        Waiver of Encumbrance on Company Shares..............................................    51

ARTICLE VIII. CLOSING DELIVERIES.............................................................................    51

   SECTION 8.01.        Closing Deliveries...................................................................    51
   SECTION 8.02.        Deliveries by Shareholders...........................................................    51
   SECTION 8.03.        Deliveries by Purchaser..............................................................    52
   SECTION 8.04.        Joint Deliveries.....................................................................    53

ARTICLE IX. TERMINATION......................................................................................    53

   SECTION 9.01.        Grounds for Termination..............................................................    53
   SECTION 9.02.        Effect of Termination................................................................    54

ARTICLE X. POST-CLOSING AGREEMENTS...........................................................................    54

   SECTION 10.01.       Tax Matters..........................................................................    54

ARTICLE XI. INDEMNIFICATION, ETC.............................................................................    56

   SECTION 11.01.       Survival of Representations and Warranties...........................................    56
   SECTION 11.02.       Indemnification by Spray Ventures....................................................    56
   SECTION 11.03.       Indemnification by Communicade.......................................................    57
   SECTION 11.04.       Indemnification by the Purchaser.....................................................    58

   SECTION 11.05.       Interest.............................................................................    60
   SECTION 11.06.       Defense of Third Party Claims........................................................    60

ARTICLE XII. MISCELLANEOUS...................................................................................    61

   SECTION 12.01.       Tax and Accounting Treatment Elections...............................................    61
   SECTION 12.02.       Governing Law........................................................................    61
   SECTION 12.03.       Arbitration..........................................................................    61
   SECTION 12.04.       Successors and Assigns...............................................................    62
   SECTION 12.05.       Entire Agreement.....................................................................    62
   SECTION 12.06.       Severability.........................................................................    62
   SECTION 12.07.       Amendment and Waiver.................................................................    62
   SECTION 12.08.       Notices..............................................................................    62
   SECTION 12.09.       Delays or Omissions..................................................................    63
   SECTION 12.10.       Remedies Cumulative..................................................................    64
   SECTION 12.11.       No Contribution......................................................................    64
   SECTION 12.12.       Fees and Costs.......................................................................    64
   SECTION 12.13.       Further Assurances...................................................................    64
   SECTION 12.14.       Counterparts.........................................................................    64

                                   SCHEDULES
                                   ---------

Schedule 2.02              Purchase Price Allocations

Schedule 4.01(b)           Company Group Directors and Officers

Schedule 4.01(d)           Other Subsidiaries of the Company

Schedule 4.03(a)           Company Group Capitalization

Schedule 4.03(b)           Company Group Derivative Securities

Schedule 4.06(a)           Certain Company Group Proprietary Assets

Schedule 4.07(c)           Company Group Financials

Schedule 4.10(a)           Company Group Liens

Schedule 4.10(c)           Company Group Leased Assets

Schedule 4.11(b) Company Group Leased Premises; Company Group Third Party Leased Premises

Schedule 4.12(a)           Material Company Contracts

Schedule 4.13(a)           Company Group Employees

Schedule 4.13(b)           Company Group Consultants

Schedule 4.13(m)           Company Employee Benefit Plans

Schedule 4.17(b)           Company Group Largest Customers and Suppliers

Schedule 4.21(h)           Company Business and Assets in the United States

Schedule 4.23(e)           Sale or Transfer of Assets

Schedule 4.23(h)           Loans to Shareholders

Schedule 4.23(j)           Certain Company Liabilities

Schedule 6.01(b)           Purchaser Group Directors and Officers

Schedule 6.01(d)           Other Subsidiaries of the Purchaser

Schedule 6.03(a)           Purchaser Group Capitalization

Schedule 6.03(b)           Purchaser Group Derivative Securities

Schedule 6.05(b)           Purchaser Group Consents

Schedule 6.06(a)           Certain Purchaser Group Proprietary Assets

Schedule 6.06(b)(ii)       Restrictions on Purchaser Proprietary Assets

Schedule 6.06(b)(v)        Purchaser Group Proprietary Assets Licensed to Third
                           Parties

Schedule 6.06(b)(vi)       Purchaser Group Proprietary Assets Licensed from
                           Third Parties

Schedule 6.07(c)           Purchaser Group Financials

Schedule 6.09              Company Group Records Not in Company Control

Schedule 6.10(b)           Certain Purchaser Group Tangible Assets

Schedule 6.10(d)           Purchaser Group Licensed Assets

Schedule 6.11(b) Purchaser Group Leased Premises; Purchaser Group Third Party Leased Premises

Schedule 6.11(e)           Options to Purchase Purchaser Leases

Schedule 6.12(a)           Material Purchaser Contracts

Schedule 6.13(a)           Purchaser Group Employees

Schedule 6.13(b)           Purchaser Group Consultants

Schedule 6.13(c)           Purchaser Group Employment Contracts

Schedule 6.13(f)           Purchaser Employee Benefit Plans

Schedule 6.15              Purchaser Group Employee Compensation

Schedule 6.17(b)           Purchaser Group Largest Customers and Suppliers

Schedule 6.18(a)           Purchaser Group Proceedings

Schedule 6.20(a)           Purchaser Group Government Authorizations

Schedule 6.21(d)           Purchaser Group Audits

Schedule 8.02              Employees Party to Employment Agreements

                                   EXHIBITS
                                   --------

Exhibit A                 Standard Company Group Employment Agreement

Exhibit B                 Form of Employment Agreement

Exhibit C                 Form of Opinion of Mannheimer Swartling

Exhibit D                 Form of Opinion of Morrison & Foerster LLP

Exhibit E                 Form of Stockholders Agreement

                      SUBSCRIPTION AND EXCHANGE AGREEMENT

          This Subscription and Exchange Agreement (this "Agreement") is entered into as of October 1, 1998, by and among Razorfish, Inc., a New York corporation (the "Purchaser"), Spray Ventures AB, a corporation organized and existing under the laws of the Kingdom of Sweden, registration number 556506-7997 ("Spray Ventures"), and Communicade Inc., a Delaware corporation ("Communicade" and, together with Spray Ventures, the "Shareholders" and each individually, a "Shareholder").

                              W I T N E S S E T H:

          Whereas, the Shareholders own, in the aggregate, 2,815 shares of stock, par value SEK 100 per share, of Spray Network AB, a corporation organized and existing under the laws of the Kingdom of Sweden, registration number 556503-3247 (the "Company"), which constitute all of the issued and outstanding shares of stock of the Company (the "Company Stock"), and also own warrants exercisable for 138 shares of stock of the Company, issued on September 1, 1997 (the "Warrants"); and

          Whereas, the Purchaser desires to acquire all of the Company Stock (the "Company Shares") and the Warrants, and the Shareholders desire to transfer the Company Shares and the Warrants to the Purchaser upon the terms and subject to the conditions set forth herein.

          Now, Therefore, in consideration of the foregoing, and the mutual promises, covenants, representations and warranties herein, the Purchaser, the Company and the Shareholders, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I.

                     DEFINITIONS AND RULES OF CONSTRUCTION

       SECTION 1.01.  Definitions.
       -------------  ------------

          For purposes of this Agreement, the following terms shall have the meanings set forth in this Section 1.01:

          "Affiliate" means, with respect to any Person, any other Person that,
           ---------
directly or indirectly, controls, is controlled by or is under common control with, such Person. For the purposes of this definition, "control" (including the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          "Audited Financials" shall have the meaning set forth in Section
           ------------------
4.07(a).

          "Closing" shall have the meaning specified in Article III.
           -------

          "Closing Date" shall have the meaning specified in Article III.
           ------------

          "Closing Receivables/Payables" shall have the meaning set forth in
           ----------------------------
Section 4.07(a).

          "Common Stock" shall mean the common stock, par value $0.01 per share,
           ------------
of the Purchaser.

          "Communicade" shall have the meaning specified in the first paragraph
           -----------
of this Agreement.

          "Company" shall have the meaning specified in the first paragraph of
           -------
this Agreement.

          "Company Contract" shall mean any Contract to which the Company or any
           ----------------
Company Subsidiary is a party or by which its properties or assets are bound or under which it or its respective business, properties or assets receive benefits.

          "Company Employee Benefit Plan" shall mean any Employee Benefit Plan
           -----------------------------
which is maintained or contributed to or is required to be maintained, contributed to or provided by any Company Subsidiary currently or formerly operating, under which any employee, former employee or independent contractor (or any dependent of any such Persons) has any present or future right to benefits or compensation or under which any such Company Subsidiary has or may have any present or future liability or obligation.

          "Company Group" shall mean the Company and the Company Subsidiaries.
           -------------

          "Company Shares" shall have the meaning set forth in the second
           --------------
recital to this Agreement.

          "Company Subsidiary" shall mean Tetre IT Management AB, a corporation
           ------------------
organized and existing under the laws of the Kingdom of Sweden (registration number 556479-5549), Tetre New Media AB, a corporation organized and existing under the laws of the Kingdom of Sweden (registration number 55614-6106), Tetre Workgroup Solutions AB, a corporation organized and existing under the laws of the Kingdom of Sweden (registration number 556511-7933), Spray Services AB, a corporation organized and existing under the laws of the Kingdom of Sweden (registration number 556541-5808), Spray Geelmuyden Kiese AS, a corporation organized and existing under the laws of Norway, Spray Interactive Media OY, a corporation organized and existing under the laws of Finland, and Spray Interactive Media AG, a corporation organized and existing under the laws of Germany, Spray Network USA, Inc., a Delaware corporation, and any Subsidiary of such Entities. "Company Subsidiaries" shall mean, collectively, each Company
                 --------------------
Subsidiary.

          "Company Stock" shall have the meaning set forth in the first recital
           -------------
to this Agreement.

          "Consent" shall mean any approval, consent, ratification, permission,
           -------
waiver or authorization (including any Governmental Authorization).

          "Contract" shall mean any written or oral agreement, deed, contract,
           --------
license, guaranty or other understanding of any nature.

          "Current Balance Sheet" shall have the meaning set forth in Section
           ---------------------
4.07(a).

          "Current Financials" shall have the meaning set forth in Section
           ------------------
4.07(a).

          "Damages" shall mean all actual assessments, levies, losses, fines,
           -------
penalties, obligations, payments, judgments, liabilities, damages, costs and expenses, including, without limitation, attorneys', accountants', investigators', and experts' fees and expenses, excluding special and consequential damages suffered by the Indemnified Party. For the purposes of clarification, any assessment, levy, loss, fine, penalty, obligation, payment, liability, damage, cost or expense suffered by a member of the Company Group by virtue of a state of facts which constitutes an inaccuracy in or breach of a representation and warranty by Spray Ventures shall (without duplication) be deemed to have been suffered by the Purchaser.

          "Employee Benefit Plan" shall mean any and all bonus, deferred
           ---------------------
compensation, incentive compensation, stock purchase, stock option, stock appreciation, phantom stock, savings, profit sharing, severance or termination pay, health or other medical, dental, life, disability or other insurance (whether insured or self-insured), supplementary unemployment or employment benefit, pension (including, without limitation, employee benefit plans, as defined in Section 3(2) of the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), multiemployer plans, as defined in Section 3(37) of ERISA, employee welfare benefit plans, as defined in Section 3(1) of ERISA, and all plans of the nature described in Section 3(3) of ERISA), retirement, registered retirement savings, supplementary retirement, change-in-control and any other employment benefit or compensation plan, program, agreement, arrangement, policy or practice (including any funding mechanism therefore which is now in effect which will be required in the future as a result of the Transactions), whether formal or informal, funded or unfunded, registered or unregistered, oral or written.

          "Encumbrance" shall mean options, proxies, voting trusts, voting
           -----------
agreements, judgments, pledges, charges, escrows, rights of first refusal or first offer, mortgages, indentures, claims, transfer restrictions, Liens, equities, security interests and other encumbrances of every kind and nature whatsoever, whether arising by agreement, operation of law or otherwise.

          "Entity" shall mean any corporation (including any non profit
           ------
corporation), general partnership, limited partnership, limited liability partnership, limited liability company, trust company, joint venture, firm or other enterprise or association.

          "Environmental Law" shall mean any Requirement of Law relating to
           -----------------
pollution, the treatment, transportation, removal, storage, discharge or generation of hazardous or toxic materials or waste, or the protection of human health or the environment.

          "Financials" shall have the meaning specified in Section 4.07(a).
           ----------

          "Fully Diluted Basis" shall mean, with respect to the Purchaser's
           -------------------
outstanding share capital, all shares together with (a) all shares that are issuable upon the exercise of all outstanding options to acquire shares, whether or not such options are currently exercisable, and (b) all other shares issuable upon the exercise of any warrants or other rights held by any Person or Entity.

          "Governmental Authorization" shall mean any (a) permit, license,
           --------------------------
certificate, franchise, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Requirement of Law; or (b) right under any Contract with any Governmental Authority.

          "Governmental Authority" shall mean any governmental or quasi-
           ----------------------
governmental agency, body or authority (including, without limitation, any executive, legislative, judicial, administrative or regulatory agency, body or authority), of whatever nature, whether local, municipal, domestic, foreign, multinational or international.

          "Indemnified Party" shall have the meaning specified in Section 11.05.
           -----------------

          "Indemnifying Party" shall have the meaning specified in Section
           ------------------
11.05.

          "Key Company Employee" shall mean Per Bystedt, Jonas Svensson, Johan
           --------------------
Ihrfelt, Thomas Randerz, Rikard Lindstrom, Mika Peltola, Arild Bjorn-Larsen and Hokan Lejdstrand.

          "Key Purchaser Employee" shall mean Jeffrey A. Dachis, Craig M.
           ----------------------
Kanarick, Peter Seidler, Sue Black, Jean-Phillipe Meheu, Evan Orensten, Richard Titus, Stephen Anspach, Len Sellers, Shane Ginsberg, Mike Beeston, and Mark Curtis.

          "Knowledge" of any Person shall mean the actual knowledge of the
           ---------
directors of such Person, after due inquiry and, in the case of Spray Ventures, shall be deemed to include the actual knowledge of the directors of the Company, after due inquiry.

          "Liability" shall mean any debt, obligation, duty or liability
           ---------
(matured, accrued, contingent or otherwise) of any nature, regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with Swedish GAAP or U.S. GAAP, as applicable.

          "Lien" shall mean, with respect to any asset, (a) any lien, claim,
           ----
pledge, hypothecation, charge, mortgage, deed of trust, security interest, restriction, encumbrance, option, easement, right-of-way, or encumbrance of any kind, or (b) the interest of a vendor or lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

          "Material Adverse Effect" shall mean events, facts or circumstances,
           -----------------------
which, alone or in the aggregate, have or can reasonably be expected to have a material adverse effect on the business, operations, prospects or financial condition of any of the Parties or the Company Group.

          "Material Company Contract" shall mean a Company Contract which has
           -------------------------
annual revenues or expenses equal to or greater than SEK 784,314.

          "Material Purchaser Contract" shall mean a Purchaser Contract which
           ---------------------------
has annual revenues or expenses equal to or greater than $100,000.

          "Parties" shall mean Communicade, Purchaser and Spray Ventures.
           -------

          "Person" shall mean any individual, Entity or Governmental Authority.
           ------

          "Proceeding" shall mean any action, suit, litigation, arbitration,
           ----------
mediation, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), inquiry, audit, examination or investigation before, or involving any Governmental Authority or any arbitrator, mediator or arbitration or mediation panel.

          "Proprietary Asset" shall mean any patent, trademark (registered or
           -----------------
unregistered), copyright, or other intellectual property.

          "Purchase Price" shall have the meaning specified in Section 2.02.
           --------------

          "Purchaser" shall have the meaning specified in the first paragraph of
           ---------
this Agreement.

          "Purchaser Year-End Financials" shall have the meaning set forth in
           -----------------------------
Section 6.07(a).

          "Purchaser Closing Receivables/Payables" shall have the meaning set
           --------------------------------------
forth in Section 6.07(a).

          "Purchaser Contract" shall mean any Contract to which the Purchaser or
           ------------------
any Purchaser Subsidiary is a party or by which its properties or assets are bound or under which it or its respective business, properties or assets receive benefits.

          "Purchaser Current Balance Sheet" shall have the meaning set forth in
           -------------------------------
Section 6.07(a).

          "Purchaser Current Financials" shall have the meaning set forth in
           ----------------------------
Section 6.07(a).

          "Purchaser Employee Benefit Plan" shall mean any Employee Benefit Plan
           -------------------------------
which is maintained or contributed to or are required to be maintained, contributed to or provided by the Purchaser or any Purchaser Subsidiary, under which any employee, former employee or independent contractor (or any dependent of any such Persons) has any present or future right to benefits or compensation or under which the Purchaser or any Purchaser Subsidiary has or may have any present or future liability or obligation.

          "Purchaser Financials" shall have the meaning set forth in Section
           --------------------
6.07(a).

          "Purchaser Group" shall mean the Purchaser and the Purchaser
           ---------------
Subsidiaries.

          "Purchaser Shareholders" shall mean all of the Persons holding the
           ----------------------
Purchaser Common Stock immediately prior to the Closing.

          "Purchaser Shares" shall have the meaning specified in Section 2.02.
           ----------------

          "Purchaser Subsidiary" shall mean Razorfish San Francisco, Inc.,
           --------------------
Razorfish Los Angeles, Inc., Avalanche Solutions, Inc. and CHBi Razorfish Ltd. "Purchaser Subsidiaries" shall mean, collectively, each Purchaser Subsidiary.
 ----------------------

          "Related Party" shall mean, (i) with respect to the Company, (a) Spray
           -------------
Ventures, (b) each individual who is, or who has at any time been, an officer or director of the Company or any of the Company Subsidiaries, and (c) any Entity (other than the Company) in which any one of the Persons referred to in clauses
(i) (a) or (b) above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest, and (ii) with respect to the Purchaser, (a) the Purchaser Shareholders, (b) each individual who is, or who has at any time been, an officer or director of the Purchaser or any of the Purchaser Subsidiaries, and
(c) any Entity (other than the Purchaser) in which any one of the Persons referred to in clauses (ii) (a) or (b) above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.

          "Requirement of Law" shall mean any law, statute, legislation,
           ------------------
constitution, principle of common law, resolution, ordinance, code, edict, decree, order, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination, decision, opinion or interpretation issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

          "SEK" shall mean the lawful currency of the Kingdom of Sweden.
           ---

          "Shareholder" shall have the meaning specified in the first paragraph
           -----------
of this Agreement.

          "Spray Ventures" shall have the meaning specified in the first
           --------------
paragraph of this Agreement.

          "Subsidiary" shall mean with respect to any Person, any other Person
           ----------
that, directly or indirectly, is controlled by such Person. For the purposes of this definition, "control" (including the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          "Swedish GAAP" shall mean generally accepted accounting principles in
           ------------
effect in the Kingdom of Sweden, applied on a basis consistent with the Company's past practices.

          "Tax" shall have the meaning specified in Section 4.21.
           ---

          "Tax Return" shall mean any return (including any information return),
           ----------
report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information that is, has been or may in the future be filed with or submitted to, or required to be filed with or submitted to, any Governmental Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Requirement of Law relating to any Tax.

          "Tenant" shall have the meaning specified in Section 4.10.
           ------

          "Transaction Documents" shall mean this Agreement, the Shareholders
           ---------------------
Agreement and all other agreements, certificates and instruments executed or contemplated to be executed by any of the Parties in connection with the Transactions.

          "Transactions" shall mean the sale and purchase of the Company Shares
           ------------
and all of the other transactions contemplated by this Agreement.

          "US$" shall mean the lawful currency of the United States of America.
           ---

          "U.S. GAAP" shall mean generally accepted accounting principles in
           ---------
effect in the United States, applied on a basis consistent with the Purchaser's past practices.

          "Warrant" shall have the meaning set forth in the first recital to
           -------
this Agreement.

       SECTION 1.02.  Certain Rules of Construction.
       -------------  ------------------------------

          When a reference is made in this Agreement to Sections, Articles, Exhibits or Schedules, such reference shall be to a Section, Article, Exhibit or Schedule (as the case may be) of this Agreement, unless otherwise indicated.
The headings of the subdivisions of this Agreement are included for ease of reference only and shall not be deemed a part of this Agreement or taken into account in the interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The use of any gender herein shall be deemed to be or include the other genders and the use of the singular herein shall be deemed to be or include the plural (and vice versa), whenever appropriate.

                                  ARTICLE II.

                    AGREEMENT TO EXCHANGE THE COMPANY SHARES

       SECTION 2.01.  Exchange of the Company Shares and the Warrants.
       -------------  ------------------------------------------------

          Subject to the terms and conditions of this Agreement, at the Closing, the Shareholders shall assign, transfer and deliver to the Purchaser all of the Company Shares and the Warrants and the Purchaser shall acquire the same, free of any Encumbrance.

       SECTION 2.02.  Purchase Price.
       -------------  ---------------

          At the Closing, in exchange for the Company Shares and the Warrants (the "Purchase Price"), (i) the Purchaser shall issue such number of newly issued shares of Common Stock as shall, immediately following the Closing, constitute fifty percent (50%) of the then issued and outstanding shares of Common Stock on a Fully Diluted Basis (the "Purchaser Shares"), free of any Encumbrance, and (ii) at the Purchaser's option, the Purchaser shall either pay to the Shareholders $100 in immediately available funds or the Purchaser shall issue $100 worth of non-voting stock of the Purchaser, free of any Encumbrance. The Purchase Price shall be allocated among the Shareholders in accordance with the provisions of Schedule 2.02.
                  -------------

                                  ARTICLE III.

                                    CLOSING

       SECTION 3.01.  The Closing.  The consummation of the Transactions will
       -------------  --------------
take place at a closing (the "Closing") at the offices of Purchaser's legal counsel, Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York, at 10:00 A.M., New York City time, when the conditions contained in this
Article III have been fulfilled or waived by the Parties. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."
                                                               -

     SECTION 3.02.  Closing Conditions.
     -------------  -------------------

       (a) The obligations of each of Spray Ventures and Communicade hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions, all or any of which may be waived in whole or in part by Spray Ventures or Communicade, in its sole discretion:

           (i)  no termination event set forth in Article IX having occurred;

           (ii) the delivery of the documents and the performance of the acts set forth in Sections 8.01, 8.03 and 8.04;

          (iii) the representations and warranties made by the Purchaser in this Agreement, or in any Schedule delivered pursuant hereto, shall be true and correct in all material respects (except for such changes contemplated by Section 7.02(a)(i), (ii) and (ix)) on and as of the Closing with the same force and effect as though made on and as of the Closing or, in the case of representations and warranties made as of a specific date earlier than the Closing, on and as of such earlier date;

          (iv) the Purchaser shall have performed and complied in all material respects with the agreements, covenants and obligations required by this Agreement to be so performed or complied with by the Purchaser at or before the Closing;

          (v) there shall not be pending any litigation, proceeding, investigation, arbitration or claim by any Person or Governmental Authority or regulatory body or the existence of any injunction or order (whether temporary, preliminary or permanent) then in effect, and which in any case, has or could reasonably have the effect of making illegal or otherwise restricting, preventing or prohibiting consummation of the transactions contemplated by this Agreement; and

          (vi) all proceedings to be taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto were reasonably satisfactory in form and substance to Spray Ventures and Communicade and their counsel and Spray Ventures and Communicade received copies of all such documents and other evidences as it or its counsel may reasonably request in order to establish the consummation of such transaction and the taking of all proceedings in connection therewith.

       (b) The obligations of the Purchaser hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions, all or any of which may be waived in whole or in part by the Purchaser, in its sole discretion:

                  (i) no termination event set forth in Article IX having occurred;

                  (ii) the delivery of the documents and the performance of the acts set forth in Sections 8.01, 8.02 and 8.04;

                  (iii) the representations and warranties made by each of Spray Ventures and Communicade in this Agreement, or in any Schedule delivered pursuant hereto, shall be true and correct in all material respects on and as of the Closing with the same force and effect as though made on and as of the Closing or, in the case of representations and warranties made as of a specific date earlier than the Closing, on and as of such earlier date;

                  (iv) each of Spray Ventures and Communicade shall have performed and complied in all material respects with the agreements, covenants and obligations required by this Agreement to be so performed or complied with by Spray Ventures or Communicade, as the case may be, at or before the Closing;

          (v) there shall not be pending any litigation, proceeding, investigation, arbitration or claim by any Person or Governmental Authority or regulatory body or the existence of any injunction or order (whether temporary, preliminary or permanent) then in effect, and which in any case, has or could reasonably have the effect of making illegal or otherwise restricting, preventing or prohibiting consummation of the transactions contemplated by this Agreement; and

          (vi) all proceedings to be taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto were reasonably satisfactory in form and substance to the Purchaser and its counsel and the Purchaser received copies of all such documents and other evidences as it or its counsel may reasonably request in order to establish the consummation of such transaction and the taking of all proceedings in connection therewith.

                                  ARTICLE IV.

                REPRESENTATIONS AND WARRANTIES OF SPRAY VENTURES

          Spray Ventures hereby represents and warrants to the Purchaser with respect to the Company and the Company Subsidiaries, as applicable, as follows:

       SECTION 4.01.  Organization, Good Standing and Qualification of the
       -------------  ----------------------------------------------------
Company and the Company Subsidiaries.
-------------------------------------

          (a) The Company and the Company Subsidiaries are corporations duly organized, validly existing and, to the extent applicable, in good standing under the laws of the jurisdictions of their formation and are duly qualified to conduct business and, to the extent applicable, in good standing under the laws of each jurisdiction in which the nature of their business or the ownership or leasing of their properties require such qualification. The Company and the Company Subsidiaries have all requisite corporate power and authority to own and operate their properties and assets, and to carry on their business as presently conducted and as presently proposed to be conducted. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

          (b) Schedule 4.01(b) sets forth (i) the names of the members of the
              ----------------
Company's and the Company Subsidiaries' boards of directors, and (ii) the names and titles of the Company's and the Company Subsidiaries' officers, if any.

          (c) None of the Company or any of the Company Subsidiaries has filed (or has had filed against it) a petition in bankruptcy, or is insolvent within the meaning of applicable laws, rules, regulations or similar requirements, and has not made any assignment in favor of its creditors or any class thereof, nor has any petition for a receivership or administration order been presented in respect of the Company or any of the Company Subsidiaries. Neither the Company nor any of the Company Subsidiaries has initiated any proceedings with respect to a compromise or arrangement with their creditors or for the dissolution, liquidation or reorganization of such

Persons, or the winding up or cessation of the business or affairs of such Persons. No receiver or administration receiver or liquidator has been appointed in respect of the Company or any of the Company Subsidiaries, or any of their assets and no execution has been levied upon any of their assets.

          (d) Except as set forth in Schedule 4.01(d), the Company Subsidiaries
                                     ----------------
are the only Subsidiaries of the Company and, except for the outstanding shares of the Company Subsidiaries held by the Company and such other shares as set forth on Schedule 4.01(d), the Company has never owned, beneficially or
         ----------------
otherwise, any shares or other securities of, or any direct or indirect interest in, any Person. The Company Subsidiaries have no Subsidiaries and have never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect interest in, any Person.

       SECTION 4.02.  Corporate Documents.
       -------------  --------------------

          (a) The Company has delivered to the Purchaser accurate and complete copies of:

              (i) the memorandum of association, articles of association, articles of incorporation and bylaws, or similar organizational documents, including all amendments thereto, of the Company and each of the Company Subsidiaries;

               (ii) the share transfer registers of the Company and each of the Company Subsidiaries; and

               (iii) the minutes and other records of the official meetings and other official proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders and boards of directors of the Company and each of the Company Subsidiaries.

          (b) There have been no official meetings or other official proceedings of the shareholders or the board of directors of the Company or any of the Company Subsidiaries that are not properly reflected in such minutes or other records.

          (c) None of the Company or the Company Subsidiaries is in violation of its memorandum of association, articles of association, or articles of incorporation and bylaws, as applicable.

       SECTION 4.03.  Capitalization.
       -------------  ---------------

          (a) The authorized share capital of the Company consists of 2,815 Company Shares, all of which are issued and are outstanding. There are no shares of capital stock of the Company of any other class authorized, issued or outstanding. All of such shares are owned and held beneficially and of record by the Shareholders as set forth on Schedule 4.03(a), free and clear of all
                                    ----------------
options, proxies, voting trusts, voting agreements, judgments, pledges, charges, escrows, rights of first refusal or first offer, mortgages, indentures, claims, transfer restrictions,

Liens, equities, security interests and other encumbrances of every kind and nature whatsoever, whether arising by agreement, operation of law or otherwise. The authorized and issued capital stock of each of the Company Subsidiaries is as set forth on Schedule 4.03(a). All outstanding shares of such capital stock
                ----------------
are held directly by the Company except as set forth on Schedule 4.03(a). All
                                                        ----------------
issued and outstanding shares described in this Section 4.03(a) have been duly authorized and validly issued in full compliance with all applicable Requirements of Law, are fully paid and non-assessable, and have not been issued in violation of any preemptive or similar rights.

          (b) Except as set forth on Schedule 4.03(b), there are no:  (i)
                                     ----------------
outstanding subscriptions, options, calls, warrants or rights (whether or not currently exercisable) to acquire any shares in the capital or other securities of the Company or any of the Company Subsidiaries, (ii) outstanding securities, instruments or obligations that are or may become convertible into or exchangeable for any shares in the capital or other securities of the Company or any of the Company Subsidiaries, (iii) Contracts under which the Company or any of the Company Subsidiaries is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities, or (iv) conditions or circumstances that may directly or indirectly give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares in the capital, or other securities of, the Company or any of the Company Subsidiaries.

          (c) The Company has never repurchased, redeemed or otherwise reacquired or reduced in value (and has not agreed, committed or offered (in writing or otherwise) to reacquire or reduce in value) any shares of its capital.

          (d) Any and all dividends (including stock dividends) or other distributions (together with all interest or other amounts owed in connection therewith) accrued but unpaid with respect to any of the Company Shares have been cancelled and terminated, and all Persons to whom such dividends or other distributions were payable have forever and irrevocably waived their rights to receive such dividends and other distributions, and from and after the Closing Date, neither the Company, the Purchaser nor any of their Affiliates shall have any liability therefor or any Taxes relating thereto.

       SECTION 4.04.  [Intentionally Omitted]
       -------------  -----------------------

       SECTION 4.05.  Non-Contravention; Consents.
       -------------  ----------------------------

          (a) Neither the execution and delivery of this Agreement or any Transaction Document, nor the consummation or performance of any of the Transactions, will directly or indirectly (with or without notice or lapse of time):

              (i) contravene, conflict with or result in a violation of (A) any of the provisions of the memorandum of association, articles of association, articles of incorporation or bylaws, or similar organizational documents, of the Company or any Company Subsidiary, or (B) any resolution adopted by the stockholders or board of directors of the Company or any Company Subsidiary;

               (ii) contravene, conflict with or result in a violation of, or give any Governmental Authority or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any Requirement of Law to which the Company or any Company Subsidiary or any of the assets owned or used by the Company or any Company Subsidiary are subject;

               (iii) cause the Company or any Company Subsidiary to become subject to, or to become liable for the payment of, any Tax;

               (iv) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or any Company Subsidiary or any of their respective employees or that otherwise relates to the business of the Company or any Company Subsidiary, or to any of the assets owned or used by the Company or any Company Subsidiary;

               (v) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any of the Material Company Contracts or any other Company Contract (if such contravention, conflict, violation, breach or default has or could reasonably be expected to have a Material Adverse Effect on the Company or any Company Subsidiary);

               (vi) give any Person the right to (i) declare a default or exercise any remedy under any Company Contract, (ii) accelerate the maturity or performance of any Company Contract, or (iii) cancel, terminate or modify any Company Contract;

               (vii) give any Person the right to any payment by the Company or any Company Subsidiary or give rise to any acceleration or change in the award, grant, vesting or determination of options, warrants, rights, severance payments or other contingent obligations of any nature whatsoever of the Company or any Company Subsidiary in favor of any Person, in any such case as a result of the change in control of the Company or such Company Subsidiary, or otherwise resulting from the Transactions; or

               (viii) result in the imposition or creation of any Lien upon or with respect to any asset owned or used by the Company or any Company Subsidiary.

          (b) Neither the Company nor any of the Company Subsidiaries is required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution and delivery of this Agreement or any of the other Transaction Documents or the consummation or performance of any of the Transactions.

       SECTION 4.06.  Proprietary Assets.
       -------------  -------------------

          (a)  Schedule 4.06(a) sets forth a complete and accurate list
               ----------------
(including relevant registration information) of all registered Proprietary Assets which are owned or used by, required for, or material to the Company or the Company Subsidiaries in connection with the Company's and the Company Subsidiaries' businesses.

          (b) To the Knowledge of Spray Ventures, all Proprietary Assets which are owned or used by, required for, or material to the Company or the Company Subsidiaries in connection with the Company's and the Company Subsidiaries' businesses, including those listed in Schedule 4.06(a) are:
                                      ----------------

               (i) except for licenses for "off-the-shelf" software, owned solely and exclusively by the Company or one of the Company Subsidiaries;

               (ii) except pursuant to applicable law, not subject to any limit as to time or any other limitation, right of termination, reassignment or restriction;

               (iii) valid and enforceable (and, to the extent registered, in compliance with all Requirements of Law, including payment of filing, examination and maintenance fees and proofs of working or use), with no past or present default on the part of the Company or the Company Subsidiaries or past or present acquiescence in the activities of third parties that would adversely affect validity or enforceability of such Proprietary Assets;

               (iv) not being infringed or attacked or opposed or the subject of any claim to ownership or compensation, by any Person, and no Person has indicated any intention to infringe, attack or oppose such Proprietary Assets; and

               (v) not subject to any license, waiver, charge, contingent assignment, agreement, obligation, or any other encumbrance of any sort in favor of a third party.

          (c) To the Knowledge of Spray Ventures, no claims or applications have been made against, no notifications in writing or otherwise have been received by, and there are no circumstances in respect of the Company's and the Company Subsidiaries' businesses which (notwithstanding any view taken by the Company as to the merits of such claim, application, notification or circumstances) if pursued would affect the accuracy of the representations and warranties in Section 4.06(b) above.

          (d) To the Knowledge of Spray Ventures, the Company and the Company Subsidiaries have conducted their business without infringement or claim of infringement of any Proprietary Asset of any other Person. Without limiting the foregoing, the Company and the Company Subsidiaries have the right (pursuant to a written Contract) to use and incorporate into their products the Proprietary Assets of other Persons, as and to the extent the same are currently so used and incorporated. Neither the Company nor the Company Subsidiaries has received any notice or other communication (in writing or otherwise) of any infringement of any Proprietary Asset owned or used by any other Person. To the Knowledge of Spray Ventures, no other Person is infringing, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Proprietary Asset owned or used by the Company or any of the Company Subsidiaries.

          (e) The Company and the Company Subsidiaries have taken reasonable measures and precautions to protect the confidentiality and value of all Proprietary Assets owned or used by the Company or the Company Subsidiaries.

       SECTION 4.07.  Financial Statements.
       -------------  ---------------------

          (a) The Company has delivered to the Purchaser (i) the consolidated balance sheet of the Company and the Company Subsidiaries as of December 31, 1997 and the related consolidated statements of operations for the Company and the Company Subsidiaries for the year then ended (collectively, the "Year-End Financials"), which Year-End Financials have been audited by Deloitte & Touche, the Company's auditors, (ii) the audited consolidated balance sheet of the Company and the Company Subsidiaries as of June 30, 1998 (the "Current Balance Sheet") and the related audited consolidated statements of operations for the Company and the Company Subsidiaries for the six-month period then ended (collectively, the "Current Financials"), and (iii) a consolidated list of accounts payable and accounts receivable for the Company and the Company Subsidiaries as of June 30, 1998 and for the Company as of the date hereof, in each case aged consistent with the Company's past practices (the "Closing Receivables/Payables;" the Year-End Financials, the Current Financials and the Closing Receivables/Payables, collectively, the "Financials").

          (b) All of the Financials (and the line items contained therein) are accurate and complete in all material respects. The Financials are in accordance with the books and records of the Company and the Company Subsidiaries and present fairly the assets, liabilities and financial condition of the Company and the Company Subsidiaries as of the respective dates thereof and the results of operations of the Company and the Company Subsidiaries for the periods covered thereby. The Financials have been prepared in accordance with Swedish GAAP, applied on a consistent basis throughout the periods covered.

          (c)  All of the Financials are attached hereto as Schedule 4.07(c).
                                                            ----------------

       SECTION 4.08.  Liabilities.
       -------------  ------------

          Except (a) as shown on the balance sheet included in the Current Financials or in the list of accounts payable included in the Closing Receivables/Payables, or (b) pursuant to the Company Contracts included on
Schedule 4.12(a), none of the Company or any of the Company Subsidiaries has any
----------------
material Liabilities of any nature. All reserves established by the Company and the Company Subsidiaries and set forth in the balance sheet included in the Current Financials are adequate for the purposes for which they were established.

       SECTION 4.09.  Books and Records.
       -------------  ------------------

          Neither the Company nor the Company Subsidiaries has any of its records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and possession of the Company Group.

       SECTION 4.10.  Title to Assets.
       -------------  ---------------

          (a) The Company Group owns, and has good, valid and marketable title to, all the tangible personal property and assets used in their businesses or purported to be owned by them, including:

               (i)    all assets reflected on the Current Balance Sheet;

               (ii) all assets acquired by the Company Group since the date of the Current Balance Sheet;

               (iii)  all assets referred to in Schedule 4.06(a) and the Closing
                                                ----------------
     Receivables/Payables and all of the Company Group's rights under the Company's Contracts; and

               (iv) all other assets reflected in the Company Group's books and records as being owned by the Company Group.

          All of said assets are owned by the Company Group free and clear of any Liens, except liens for current taxes and assessments not delinquent and statutory liens of landlords, carriers, warehousemen, mechanics or materialmen incurred in the ordinary course of business for sums not yet due and except as set forth on Schedule 4.10(a). The representation and warranty set forth in
             ----------------
this Section 4.10(a) shall not apply to the Real Estate or the Leased Premises.

          (b) The Company Group does not own any equipment, furniture, fixtures, improvements or other tangible assets with an individual value of SEK 156,800 or more.

          (c)  Schedule 4.10(c) identifies all material assets other than the
               ----------------
Leased Premises that are being leased or licensed to the Company or the Company Subsidiaries. All leases pursuant to which the Company Group leases personal property are in good standing and are valid and effective in accordance with their respective terms and, to Spray Venture's Knowledge, there exists no material default thereunder or occurrence or condition which could result in a default thereunder or termination thereof. The buildings, equipment and other tangible assets used by the Company Group are in good operating condition and are useable in the ordinary course of the Company Group's business.

       SECTION 4.11.  Real Property.
       -------------  -------------

          (a) The Company and the Company Subsidiaries do not own any real estate, buildings, improvements or structures.

          (b) (i) All real estate leased, subleased or licensed by the Company Group as lessee, sublessee or licensee is described in Schedule 4.11(b) (the
                                                       ----------------
"Company Leased Premises"). The Company Leased Premises are leased to the Company Group pursuant to written agreements (together with all amendments, assignments, guarantees, and other documents relating thereto or other agreements listed therein, the "Company Leases"), and true and correct copies of all the Company Leases have been furnished to the Purchaser and are described on Schedule 4.11(b). The Company
                                                ----------------
Group owns all leasehold estates and other rights purported to be granted by the Company Leases. Each of the Company Leases is in full force and effect, valid and binding in accordance with its terms.

               (ii) All real estate leased, subleased or licensed by the Company Group as lessor, sublessor or licensor is described in Schedule
                                                                    --------
     4.11(b) (the "Third Party Leased Premises"). Except as set forth on
     -------
     Schedule 4.11(b), the Third Party Leased Premises are leased by the Company
     ----------------
     Group to third parties (each, a "Tenant" and collectively, "Tenants") pursuant to written agreements (together with all amendments, assignments, guarantees, and other documents relating thereto or other agreements listed therein, the "Third Party Leases") and true and correct copies of all the Third Party Leases have been furnished to the Purchaser and are described on Schedule 4.11(b). There are no security deposits held by the Company
        ---------------
     Group or any other party under any of the Third Party Leases. The Company Group has not received any notices from any Tenant desiring to cancel any Third Party Lease. The Company Group has not received notification from any Tenant that it disputes the computation of the Tenant's percentage rent, additional rent or other amounts payable to the Company Group pursuant to its Third Party Lease. The occupancy of each Tenant is valid and legal and, to the Knowledge of Spray Ventures, does not violate any material Requirement of Law.

               (iii) There are no arrearages in rent, additional rent or other amounts payable under any of the Company Leases or the Third Party Leases (collectively, the "Leases"). There are no defaults by the Company Group of any of its obligations under the Leases. The Company Group has not received any notices of default under any of the Leases, and to Spray Ventures' Knowledge, there are no defaults by any party other than the Company Group under any of the Leases. There are no brokerage or other leasing commissions payable pursuant to any agreements in connection with any of the Leases or amendments thereto or renewals or expansions thereof.

          (c) Neither Spray Ventures nor any member of the Company Group has received written notice (i) of condemnation, zoning or other land-use regulation proceedings or suspension of the right of any member of the Company Group to use any of the Leases, (ii) of any special assessment proceedings affecting all or any portion of the Leases, (iii) from any Governmental Authority having jurisdiction over all or any portion of the Leases regarding or in respect of any change in any applicable laws, regulations, statutes, rules or restrictions relating to a change in the permitted use of all or any portion of the Leases or the business conducted thereof or (iv) any notice from adjacent landowners or land occupants regarding unrecorded easements and/or agreements or encroachments in respect of all or any portion of the Leases. There is no pending or, to Spray Venture's Knowledge, threatened or contemplated action by any Governmental Authority or pending or contemplated action by a private party adverse to the uses contemplated for the Leases. Upon consummation of the transactions contemplated by this Agreement, and without obtaining the consent of any Person, the Company will be entitled to continue to use or possess all of the Leases in the same manner such Leases were used or possessed immediately prior to the Closing.

          (d) All of the demised premises, buildings and structures that comprise the Leases are in good operating condition and repair (normal wear and tear excepted), suitable for the purposes for which they are being used and each has adequate rights of ingress and egress for the operation of the business of the Company Group. Since January 1, 1997, no member of the Company Group has received any notice of any uncured unsafe or other condition which presents risk of injury to persons or loss of or damage to property affecting or concerning all or any portion of the Leases.

          (e) There are no written or oral options to purchase, rights of first refusal, rights of first offer in connection with any of the Leases or any other contractual right to offer, purchase, acquire, sell, assign or dispose of any of the Leases. Except as set forth on Schedule 4.11(b), no Person has any right,
                                    ----------------
as member, tenant, occupant or otherwise, to use, lease and/or occupy any portion of the Leases, and there are no oral or written agreements between any member of the Company Group and any other Person providing for the occupancy or use of any portion of the Leases.

       SECTION 4.12.  Material Company Contracts.
       -------------  ---------------------------

          (a)   Schedule 4.12(a) lists all Material Company Contracts.
          ---   ----------------

          (b) Each Material Company Contract is valid and in full force and effect, and is enforceable by the Company or the applicable Company Subsidiary in accordance with its terms. There are no Material Company Contracts that the Company Group intends to terminate, and the Company Group has not received notice from any party to any Material Company Contract that it wishes to terminate such Contract.

          (c) To Spray Venture's Knowledge, neither the Company nor any Company Subsidiary is in breach of or default under (and no event has occurred which with notice or the passage of time or both would constitute a breach of or default under) any Material Company Contract and, to the Company's Knowledge, no other Person is in breach of or default under (and no event has occurred which with notice or the passage of time or both would constitute a breach of or default under) any Material Company Contract.

          (d) None of the Material Company Contracts contains a "change in control," "potential change in control" or similar provision which could result in a potential "parachute payment." The consummation of the Transactions will not (either alone or upon the passage of time and/or occurrence of any additional acts or events) result in any payment (severance pay or otherwise) becoming due from the Company or any Company Subsidiary to any Person or accelerate the time of payment or vesting, or increase the amount of compensation due, any Person; excluding, however, any such payments, accelerations or increases which could have occurred upon the passage of time and/or occurrence of any additional acts or event even if the "change of control" or "potential change of control" occurring upon the execution and delivery of this Agreement and the consummation of the Transactions did not occur.

       SECTION 4.13.  Employees; Employee Benefits.
       -------------  -----------------------------

          (a)  Schedule 4.13(a) contains a list of all employees of the Company
               ----------------
and the Company Subsidiaries as of the date hereof and their salary or wages. A standard employment contract is attached hereto as Exhibit A. No employee of the
                                                   ---------
Company Group is on long-term disability leave or extended absence or in receipt of workers' compensation benefits.

          (b)  Schedule 4.13(b) contains a list of individuals who are currently
               ----------------
performing services for the Company Group related to its business and are classified as "consultants" or "independent contractors."

          (c) To the Knowledge of Spray Ventures, no trade union or collective bargaining agent is currently representing any of its employees with respect to any labor actions against the Company. No employee of the Company Group, other than the Key Company Employees, has any agreement or contract, written or oral, regarding his employment that provides for a longer notice of termination by the Company Group, other than pursuant to applicable law.

          (d) No employee of the Company Group, nor, to Spray Venture's Knowledge, any consultant with whom the Company or any of the Company Subsidiaries has contracted, is in material violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, such Person because of the nature of the business to be conducted by the Company Group, and to Spray Venture's Knowledge the continued employment by the Company Group of its present employees, and the performance of the Company's and the Company Subsidiaries' contracts with its independent contractors, will not result in any such violation. The Company has not received any notice alleging that any such violation has occurred.

          (e) To the Knowledge of Spray Ventures, no officer or Key Company Employee, or any group of Key Company Employees, intends to terminate his, her or their employment with the Company, nor does the Company Group have a present intention to terminate the employment of any officer, Key Company Employee or group of Key Company Employees.

          (f) The Company and the Company Subsidiaries have complied with all obligations under applicable law to pay social security charges in respect of the periods accrued prior to the date hereof.

          (g) Each Company Employee Benefit Plan is fully funded for all periods prior to the Closing Date. Without limiting the foregoing, all contributions to each of the Company Employee Benefit Plans in respect of periods of service or benefits accrued prior to the Closing Date have been made on an accrual basis up to the Closing Date, notwithstanding that such contributions may not be due and owing until after the Closing Date.

          (h) No promises or commitments have been made by Spray Ventures, the Company or any of the Company Subsidiaries, or any of their employees, consultants or former employees or consultants to amend any Company Employee Benefit Plan or to provide increased benefits thereunder (other than plan amendments that are required as a matter of law).

          (i) Each Company Employee Benefit Plan is, and has been, administered in all material respects in accordance with the terms thereof and applicable laws. All obligations under the Company Employee Benefit Plans have been satisfied, to the extent required by the terms thereof or applicable laws.

          (j) Each Company Employee Benefit Plan is in compliance with all applicable laws and there are no outstanding material defaults or violations by the Company in connection with any Company Employee Benefit Plan, and no order has been made or notice given requiring (or proposing to require) the Company, the Company Subsidiaries or any others to take or refrain from taking any action in respect of any Company Employee Benefit Plan. All material returns, filings, reports and disclosures relating to the Company Employee Benefit Plans required pursuant to the terms thereof or applicable laws have been made, filed or distributed in accordance with all such requirements and all filing fees and levies imposed on the Company Employee Benefit Plans by any regulatory authorities or applicable laws have been made or remitted on a timely basis. Each Company U.S. Employee Benefit Plan that is intended to be a qualified plan under Internal Revenue Code Section 401 is so qualified.

          (k) No actions, suits, claims (other than routine claims for payment of benefits in the ordinary course), investigations, arbitrations or other proceedings have been commenced or threatened in respect of any of the Company Employee Benefit Plans or its assets.

          (l) None of the Company Employee Benefit Plans provides benefits to employees following retirement. No Company Employee Benefit Plan exists that could result in the payment to any employee of any money, benefits or other property or accelerate or increase the funding requirements for any Company Employee Benefit Plan, in each case as a result of the Transactions.

          (m)  Except as set forth in Schedule 4.13(m), there are no employment
                                      ----------------
policies or plans, including policies or plans regarding incentive compensation, stock options, severance pay or other terms or conditions of employment or terms or conditions upon which Employees may be terminated, which are binding, under contract or by operation of law, upon the Company or the Company's Subsidiaries.

       SECTION 4.14.  Employment Relations.
       -------------  ---------------------

          (a) The Company and the Company Subsidiaries are not engaged in any unfair labor practice. There have been no such complaints under applicable laws against the Company or the Company Subsidiaries.

          (b) There are no complaints nor are there any threatened complaints, against the Company or any Company Subsidiary, before any employment standards branch or tribunal or human rights tribunal.

       SECTION 4.15.  Compensation of Employees.
       -------------  --------------------------

          No member of the Company Group has any retired employees who are receiving or entitled to receive any healthcare or life insurance benefits or any payments from the Company or the Company Subsidiaries not covered by any pension plan to which the Company or the Company Subsidiaries is a party. The Company Group has not, because of past practices or previous commitments with respect to its employees, established any rights on the part of any of its employees to additional compensation with respect to any period after the Closing Date (other than wage increases in the ordinary course of business). The present severance and vacation policy of the Company and the Company Subsidiaries is equal to or greater than that required by applicable law.

       SECTION 4.16.  Receivables; Major Customers.
       -------------  -----------------------------

          (a) The list of accounts receivable included in the Closing Receivables/Payables provides an accurate and complete breakdown and aging of all accounts receivable of the Company and the Company Subsidiaries as of June 30, 1998 and for the Company as of the date hereof.

          (b)  All such accounts receivable:

               (i) represent valid obligations of customers of the Company and the Company Subsidiaries' arising from bona fide transactions entered into in the ordinary course of business; and

               (ii) are current and will be collected in full (without any counterclaim or setoff) in the ordinary course of business, subject to a reserve for doubtful accounts as set forth in the Current Balance Sheet.

          (c) Neither the Company nor any of the Company Subsidiaries' has received any notice or other communication (in writing or otherwise) indicating that any customer of the Company or the Company Subsidiaries may cease dealing with the Company or any of the Company Subsidiaries or may otherwise reduce the volume of business transacted by such Person with the Company or any of the Company Subsidiaries below historical levels.

       SECTION 4.17.  Accounts Payable; Customers and Suppliers.
       -------------  ------------------------------------------

          (a) The list of accounts payable included in the Closing Receivables/Payables:

               (i) provides an accurate and complete breakdown and aging of the Company's and the Company Subsidiaries' accounts payable as of June 30, 1998 and for the Company as of the date hereof;

               (ii) provides an accurate and complete breakdown of all customer deposits and other deposits held by the Company and the Company Subsidiaries as of June 30, 1998 and for the Company as of the date hereof; and

               (iii) provides an accurate and complete breakdown of amounts owed to suppliers and the Company's and the Company Subsidiaries' debt as of June 30, 1998 and for the Company as of the date hereof.

          (b)  Schedule 4.17(b) accurately identifies, and provides an accurate
               ----------------
and complete breakdown of the amounts paid to or received from, the three largest suppliers and 10 largest customers of the Company Group (in terms of amounts billed and paid, respectively) for the thirteen-month period ended September 30, 1998. Spray Ventures is not aware of any loss or threatened loss of any such suppliers, customers or accounts.

       SECTION 4.18.  Proceedings.
       -------------  ------------

          (a) There is no pending Proceeding and no Person has threatened to commence any Proceeding:

               (i) that involves the Company or any Company Subsidiary or their assets; or

               (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions.

          (b) To the Knowledge of Spray Ventures, no acts, facts, circumstances, events or conditions have occurred or exist which are a basis for any Proceeding described in Section 4.18(a).

          (c) No member of the Company Group is a party to, or bound by, any decree, order or arbitration award (or agreement entered into in any Proceeding with any governmental authority) which could have a Material Adverse Effect.

       SECTION 4.19.  Compliance With Requirement of Laws.
       -------------  ------------------------------------

          The Company and the Company Subsidiaries are in compliance with each Requirement of Law (including, without limitations, all Environmental Laws) applicable to them or the conduct of their businesses or use of their assets except for any failure to comply which, individually or in the aggregate, does not or reasonably cannot be expected to have a Material Adverse Effect on the Company or any of the Company Subsidiaries.

       SECTION 4.20.  Governmental Authorizations.
       -------------  ----------------------------

          (a)  The Company Group has no Governmental Authorizations.

          (b) No Governmental Authorizations are necessary (i) to enable the Company and the Company Subsidiaries to conduct their business in the manner in which such business is currently being conducted, or (ii) to permit the Company and the Company Subsidiaries to own and use their assets in the manner in which they are currently owned and used.

       SECTION 4.21.  Tax Matters.
       -------------  ------------

          (a) The Company and its Subsidiaries have filed, or caused to be filed within the times and within the manner prescribed by law, all tax or information returns and tax reports required under all applicable statutes, rules or regulations to be filed by the Company and its Subsidiaries with respect to income, franchise, capital stock, employees' income withholding, withholding on payments to foreign persons, social security, unemployment, disability, property, custom duties, sales, use, goods and services, excise, transfer, value added, gross receipts, postponement and other taxes (including but not limited to interest, penalties, or additions to tax in respect of the foregoing) whether disputed or not (all of the foregoing collectively referred to as "Taxes").

          (b) All Taxes shown on said returns to be due and additional assessments received prior to the date hereof have been paid.

          (c) The amounts set up as accruals for Taxes on the Current Financials are sufficient for the payment of all unpaid Taxes of the Company and its Subsidiaries, whether or not such Taxes are disputed or have been asserted by any Governmental Authority, for all periods or portions of periods ended on or prior to Closing, including any Taxes due on any restructuring of the Company or distribution of Subsidiaries of the Company to the Shareholders prior to Closing.

          (d) Neither the Company nor any of its Subsidiaries has received notice of any proposed audit or reassessment from any taxing authorities and no examination by the appropriate taxing authority of any return of the Company or any of its Subsidiaries is currently in progress.

          (e) No deficiency in the payment of Taxes by the Company or any of its Subsidiaries for any period has been asserted in writing by any taxing authority and remains unsettled at the date of this Agreement. No taxing authority has undertaken, raised or threatened to raise any claim, proceeding or investigation against the Company or any of its Subsidiaries, whether or not such matter was agreed to or settled.

          (f) There are no outstanding agreements or waivers extending the statutory period of limitations for assessment applicable to any tax return of the Company or any of its Subsidiaries.

          (g) None of the Company or any of its Subsidiaries has any liability for the Taxes of any Person other than the Company or a Company Subsidiary, other than social charges, withholding taxes or garnishment of wages payable on behalf of Company Group employees.

          (h)  Except as set forth on Schedule 4.21(h), neither the Company nor
                                      ----------------
any of its Subsidiaries is engaged in business in the United States or has assets located in the United States. Neither the Company nor any of its Subsidiaries is or has been a controlled foreign corporation within the meaning of the United States tax laws.

       SECTION 4.22.  Finders and Brokers.
       -------------  --------------------

          Neither the Company, the Company Subsidiaries, Spray Ventures nor any Person acting on behalf of the Company, the Company Subsidiaries or Spray Ventures has negotiated with any finder, broker, intermediary or any similar Person in connection with the transactions contemplated herein. Spray Ventures will indemnify the Purchaser and hold it harmless from any liability or expense arising from any claim for brokerage commissions, finder's fees or other similar compensation based upon any agreement, arrangement or understanding made by or on behalf of the Company or Spray Ventures.

       SECTION 4.23.  Absence of Changes.
       -------------  -------------------

          Since the date of the Current Financials:

          (a) the Company and the Company Subsidiaries have operated their businesses only in the ordinary course of business and consistent with past practice, and there have not been any facts, circumstances, events or changes in the Company's or the Company Subsidiaries' business operations or financial condition, which has had or can reasonably be expected to have a Material Adverse Effect on the Company or any of the Company Subsidiaries;

          (b) none of the Company or any of the Company Subsidiaries has (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, or (ii) repurchased, redeemed or otherwise reacquired or reduced in value any shares of capital stock or other securities;

          (c) none of the Company or any of the Company Subsidiaries has purchased or otherwise acquired any asset from any other Person, except in the ordinary course of business;

          (d) none of the Company or any of the Company Subsidiaries has made any material capital expenditure;

          (e)  except as set forth in Schedule 4.23(e), none of the Company or
                                      ----------------
any of the Company Subsidiaries has sold or otherwise transferred, and has not leased or licensed, any asset to any other Person except for products sold by the Company or any of the Company Subsidiaries from its inventory in the ordinary course of business;

          (f) none of the Company or the Company Subsidiaries has incurred any damage, destruction, loss or interruption of use which adversely affects its business or assets (whether or not covered by insurance);

          (g) none of the Company or the Company Subsidiaries has forgiven any debt or otherwise released or waived any right or claim;

          (h)  except as set forth in Schedule 4.23(h), none of the Company or
                                      ----------------
the Company Subsidiaries has made any loans or advances to, or guaranteed any indebtedness of, the Shareholders or any of their Affiliates;

          (i) none of the Company or the Company Subsidiaries has entered into any transaction or taken any other action outside the ordinary course of business;

          (j)  except as set forth in Schedule 4.23(j), none of the Company or
                                      ----------------
the Company Subsidiaries has incurred any Liability, except (i) Liabilities incurred in the ordinary course of business and (ii) Liabilities incurred in connection with or as a result of the Transactions;

          (k) none of the Company or the Company Subsidiaries has made any change in its accounting methods or practices, including, without limitation, any change with respect to establishment of reserves for unearned premiums, losses (including incurred but not reported losses) and loss adjustment expenses, or made any change in depreciation or amortization policies or rates adopted by it, except as required by law or Swedish GAAP;

          (l) none of the Company or the Company Subsidiaries has (A) increased the compensation of any of its employees or directors, other than in the ordinary course of business or (B) changed, altered or entered into any employment, severance, retention or similar agreement with any salaried employee, in each case other than in the ordinary course of business;

          (m) the Company has not agreed, committed or offered (in writing or otherwise), and has not attempted, to take any of the actions referred to in clauses "(a)" through "(l)" above; and

          (n) without limitation by the enumeration of any of the foregoing, entered into any transaction with a consideration in excess of SEK 196,000 other than in the usual and ordinary course of business and except as contemplated in this Agreement.

       SECTION 4.24.  Environmental Compliance.
       -------------  -------------------------

          The Company and the Company Subsidiaries are in compliance in all material respect with all applicable Environmental Laws. The Company and the Company Subsidiaries have not received any notice or other communication (in writing or otherwise) that alleges that the Company or the Company Subsidiaries are not in compliance with any Environmental Law, and, to the Knowledge of Spray Ventures, there are no circumstances that may prevent or interfere with the Company's or the Company Subsidiaries' compliance with any Environmental Law in the future.

       SECTION 4.25.  Insurance.
       -------------  ----------

          (a) Each insurable asset of the Company and the Company Subsidiaries has at all times been and is at the date of this Agreement insured to its full replacement value (with no provision for deduction or excess) against each risk normally insured against by a Person operating the types of business operated by the Company and the Company Subsidiaries.

          (b) The Company and the Company Subsidiaries have at all times been and are at the date of this Agreement adequately insured against accident, damage, injury, third party loss, loss of profits and any other risk normally insured against by a Person operating the types of business operated by the Company and the Company Subsidiaries.

          (c) Each of the policies is valid and enforceable and is not void or voidable. The Company or the Company Subsidiaries have paid all premiums due, and have not done anything or omitted to do anything which might make any of the policies void or voidable.

       SECTION 4.26.  Full Disclosure.
       -------------  ----------------

          The Company has provided the Purchaser and the Purchaser's representatives with full and complete access to all of the Company's and the Company Subsidiaries' records and other documents and data requested. No representation or warranty by Spray Ventures in this Agreement and no statement contained in any schedule, certificate or other written statement required to be furnished by Spray Ventures or the Company or any of its representatives pursuant to the provisions hereof or in connection with the transactions contemplated hereby is inaccurate, incorrect, or incomplete in any material respect or contains any untrue statement of a material fact or omits to state any material fact required to be stated herein or therein or necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.



                                  ARTICLE V.

              REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

          Each of the Shareholders represents and warrants, severally and not jointly, to the Purchaser as follows:

       SECTION 5.01.  Authority.
       -------------  ----------

          (a) Such Shareholder is duly organized, validly existing and, if applicable, in good standing under the laws of the jurisdictions of its formation. Such Shareholder has all requisite right, power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party, and the execution, delivery and performance by such Shareholder of this Agreement and such other Transaction Documents have been duly authorized by all necessary action on the part of such Shareholder (or the shareholders of such Shareholder).

          (b) Each of this Agreement and such other Transaction Documents constitutes, or upon execution and delivery will constitute, the legal, valid and binding obligation of such Shareholder party thereto, enforceable against such Shareholder in accordance with its terms.

       SECTION 5.02.  Shareholders.
       -------------  -------------

          (a) Such Shareholder has the capacity and financial capability to comply with and perform all of its covenants and obligations under each of the Transaction Documents to which it is or may become a party.

          (b) Such Shareholder is the registered and beneficial owner and holder of the Company Shares set forth beside its name on Schedule 4.03(a), free
                                                          ----------------
and clear of any Encumbrances.

          (c)  Such Shareholder:

               (i) has not, at any time, (A) made a general assignment for the benefit of creditors or initiated any proceedings with respect to a compromise or arrangement with its creditors, (B) filed, or had filed against it, any bankruptcy petition or similar filing, (C) initiated any proceedings for the dissolution, liquidation or reorganization of such Shareholder, or the winding up or cessation of the business or affairs of such Shareholder, (D) suffered the attachment or other judicial seizure of all or a substantial portion of its assets, (E) suffered, or presented a petition for, the appointment of a receiver or liquidator with respect to such Shareholder or any of its assets, (F) admitted in writing its inability to pay its debts as they become due, or (G) taken or been the subject of any action that may have an adverse effect on its ability to comply with or perform its respective covenants or obligations under any of the Transaction Documents.

               (ii) is not subject to any Order that may have an adverse effect on such Shareholder's ability to comply with or perform such Shareholder's covenants or obligations under any of the Transaction Documents.

          (d) There is no Proceeding pending that may have an adverse effect on the ability of such Shareholder to comply with or perform its covenants or obligations under any of the Transaction Documents.

          (e) No Consent of or by any Person is required in connection with the execution, delivery and performance by such Shareholder of this Agreement or the consummation of the Transactions contemplated hereby, except for any such Consents that have been obtained prior to the date hereof.

                                  ARTICLE VI.

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

          The Purchaser hereby represents and warrants to the Company and the Shareholders, with respect to itself and the Purchaser Subsidiaries, as follows:

       SECTION 6.01.  Organization, Good Standing and Qualification of the
       -------------  ----------------------------------------------------
Purchaser and the Purchaser Subsidiaries.
-----------------------------------------

          (a) The Purchaser and the Purchaser Subsidiaries are corporations duly organized, validly existing and in good standing under the laws of the jurisdictions of their formation and are duly qualified to conduct business and in good standing under the laws of each jurisdiction in which the nature of their business or the ownership or leasing of their properties require such qualification. The Purchaser and the Purchaser Subsidiaries have all requisite corporate power and authority to own and operate their properties and assets, and to carry on their business as presently conducted and as presently proposed to be conducted. The Purchaser has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

          (b)  Schedule 6.01(b) sets forth (i) the names of the members of the
               ----------------
Purchaser's and the Purchaser Subsidiaries' boards of directors, and (ii) the names and titles of the Purchaser's and the Purchaser Subsidiaries' officers.

          (c) None of the Purchaser or any of the Purchaser Subsidiaries has filed (or has had filed against it) a petition in bankruptcy, or is insolvent within the meaning of applicable laws, rules, regulations or similar requirements, and has not made any assignment in favor of its creditors or any class thereof, nor has any petition for a receivership or administration order been presented in respect of the Purchaser or any of the Purchaser Subsidiaries. Neither the Purchaser nor any of the Purchaser Subsidiaries has initiated any proceedings with respect to a compromise or arrangement with their creditors or for the dissolution, liquidation or reorganization of such Persons, or the winding up or cessation of the business or affairs of such Persons. No receiver or administration receiver or liquidator has been appointed in respect of the Purchaser or any of the Purchaser Subsidiaries, or any of their assets and no execution has been levied upon any of their assets.

          (d)  Except as set forth in Schedule 6.01(d), the Purchaser
                                      ----------------
Subsidiaries are the only Subsidiaries of the Purchaser and, except for the outstanding shares of the Purchaser Subsidiaries held by the Purchaser and as set forth on Schedule 6.01(d), the Purchaser has never owned, beneficially or
             ----------------
otherwise, any shares or other securities of, or any direct or indirect interest in, any Person. The Purchaser Subsidiaries have no Subsidiaries and have never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect interest in, any Person.

       SECTION 6.02.  Corporate Documents.
       -------------  --------------------

          (a) The Purchaser has delivered to the Shareholders accurate and complete copies of:

               (i) the certificate of incorporation and bylaws, including all amendments thereto, of the Purchaser and each of the Purchaser Subsidiaries;

               (ii) the share transfer registers of the Purchaser and each of the Purchaser Subsidiaries; and

               (iii) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders and boards of directors of the Purchaser and each of the Purchaser Subsidiaries.

          (b) There have been no meetings or other proceedings of the shareholders or the board of directors of the Purchaser or any of the Purchaser Subsidiaries that are not properly reflected in such minutes or other records.

          (c) None of the Purchaser or the Purchaser Subsidiaries is in violation of its articles of incorporation and bylaws.

       SECTION 6.03.  Capitalization.
       -------------  ---------------

          (a) The authorized share capital of the Purchaser consists of 10,000,000 shares of Common Stock, of which 9,156,819 shares are issued and are outstanding. There are no shares of capital stock of the Purchaser of any other class authorized, issued or outstanding. All of such shares are owned and held beneficially and of record by the Purchaser Shareholders, free and clear of all options, proxies, voting trusts, voting agreements, judgments, pledges, charges, escrows, rights of first refusal or first offer, mortgages, indentures, claims, transfer restrictions, Liens, equities, security interests and other encumbrances of every kind and nature whatsoever, whether arising by agreement, operation of law or otherwise. The authorized and issued capital stock of each of the Purchaser Subsidiaries is as set forth on Schedule 6.03(a). All
                                                 ----------------
outstanding shares of such capital stock are held directly by the Purchaser except as set forth on Schedule 6.03(a). All issued and outstanding shares
                       ----------------
described in this Section 6.03(a) have been duly authorized and validly issued in full compliance with all applicable Requirements of Law, are fully paid and non-assessable, and have not been issued in violation of any preemptive or similar rights.

          (b) Except as set forth on Schedule 6.03(b), there are no:  (i)
                                     ----------------
outstanding subscriptions, options, calls, warrants or rights (whether or not currently exercisable) to acquire any shares in the capital or other securities of the Purchaser or any of the Purchaser Subsidiaries, (ii) outstanding securities, instruments or obligations that are or may become convertible into or exchangeable for any shares in the capital or other securities of the Purchaser or any of the Purchaser Subsidiaries, (iii) Contracts under which the Purchaser or any of the Purchaser

Subsidiaries is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities, or (iv) conditions or circumstances that may directly or indirectly give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares in the capital, or other securities of, the Purchaser or any of the Purchaser Subsidiaries.

          (c) The Purchaser has never repurchased, redeemed or otherwise reacquired (and has not agreed, committed or offered (in writing or otherwise) to reacquire) any shares of its capital.

       SECTION 6.04.  Authority; Binding Nature of Agreements.
       -------------  ----------------------------------------

          The Purchaser has the right, power and authority to enter into and to perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party, and the execution, delivery and performance by the Purchaser of this Agreement and each of such other Transaction Documents has been duly authorized by all necessary action on the part of the Purchaser and the Purchaser Shareholders. Each of this Agreement and such other Transaction Documents constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject only to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and to general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

       SECTION 6.05.  Non-Contravention; Consents.
       -------------  ----------------------------

          (a) Neither the execution and delivery of this Agreement or any other Transaction Document to which the Purchaser is a party, nor the consummation or performance of any of the Transactions, will directly or indirectly (with or without notice or lapse of time):

               (i) contravene, conflict with or result in a violation of (A) any of the provisions of certificate of incorporation or bylaws of the Purchaser or any of the Purchaser Subsidiaries, or (B) any resolution adopted by the stockholders or board of directors of the Purchaser or any of the Purchaser Subsidiaries;

               (ii) contravene, conflict with or result in a violation of, or give any Governmental Authority or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any Requirement of Law to which the Purchaser or any Purchaser Subsidiary or any of the assets owned or used by the Purchaser or any Purchaser Subsidiary are subject;

               (iii) cause the Purchaser or any Purchaser Subsidiary to become subject to, or to become liable for the payment of, any Tax;

               (iv) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the

     Purchaser or any Purchaser Subsidiary or any of their respective employees or that otherwise relates to the business of the Purchaser or any Purchaser Subsidiary, or to any of the assets owned or used by the Purchaser or any Purchaser Subsidiary;

               (v) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any of the Material Purchaser Contracts or any other Purchaser Contract (if such contravention, conflict, violation, breach or default has or could reasonably be expected to have a Material Adverse Effect on the Purchaser or any Purchaser Subsidiary);

               (vi) give any Person the right to (i) declare a default or exercise any remedy under any Purchaser Contract, (ii) accelerate the maturity or performance of any Purchaser Contract, or (iii) cancel, terminate or modify any Purchaser Contract;

               (vii) give any Person the right to any payment by the Purchaser or any Purchaser Subsidiary or give rise to any acceleration or change in the award, grant, vesting or determination of options, warrants, rights, severance payments or other contingent obligations of any nature whatsoever of the Purchaser or any Purchaser Subsidiary in favor of any Person, in any such case as a result of the change in control of the Purchaser or such Purchaser Subsidiary, or otherwise resulting from the Transactions; or

               (viii) result in the imposition or creation of any Lien upon or with respect to any asset owned or used by the Purchaser or any Purchaser Subsidiary.

          (b)  Except as set forth on Schedule 6.05(b), neither the Purchaser
                                      ----------------
nor any of the Purchaser Subsidiaries is required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution and delivery of this Agreement or any of the other Transaction Documents or the consummation or performance of any of the Transactions. All filings, notices and Consents required to be filed, given or obtained by the Purchaser and the Purchaser Subsidiaries, as set forth on Schedule 6.05(b), will
                                                          ----------------
have been filed, given or obtained prior to the Closing.

       SECTION 6.06.  Proprietary Assets.
       -------------  -------------------

               (a)  Schedule 6.06(a) sets forth a complete and accurate list
                    ----------------
(including relevant registration information) of all registered Proprietary Assets which are owned or used by, required for, or material to the Purchaser or the Purchaser Subsidiaries in connection with the Purchaser's and the Purchaser's Subsidiaries' businesses.

               (b) To the Knowledge of the Purchaser, all Proprietary Assets which are owned or used by, required for, or material to the Purchaser or the Purchaser Subsidiaries in connection with the Purchaser's and the Purchaser's Subsidiaries' businesses, including those listed in Schedule 6.06(a) are:
                                                    ----------------

                    (i) other than those referred to in Section 6.06(b)(vi) below, owned solely and exclusively by the Purchaser or one of the Purchaser Subsidiaries;

               (ii)   except as set forth on Schedule 6.06(b)(ii) or pursuant to
                                             --------------------
     applicable law, not subject to any limit as to time or any other limitation, right of termination, reassignment or restriction ;

               (iii) valid and enforceable (and, to the extent registered, in compliance with all Requirements of Law, including payment of filing, examination and maintenance fees and proofs of working or use), with no past or present default on the part of the Purchaser or the Purchaser Subsidiaries or past or present acquiescence in the activities of third parties that would adversely affect validity or enforceability of such Proprietary Assets;

               (iv) not being infringed or attacked or opposed or the subject of any claim to ownership or compensation, by any Person, and no Person has indicated any intention to infringe, attack or oppose such Proprietary Assets;

               (v) not subject to any license, waiver, charge, contingent assignment, agreement, obligation, or any other encumbrance of any sort in favor of a third party other than those from the Purchaser or from the Purchaser Subsidiaries to their licensees or distributors, which licenses are currently in force and are listed in Schedule 6.06(b)(v); and
                                              -------------------

               (vi) if not owned by the Purchaser or the Purchaser Subsidiaries, subject to licenses granted to the Purchaser or the Purchaser Subsidiaries which licenses are currently in force and, except for licenses for "off-the-shelf" software, are listed in Schedule 6.06(b)(vi).
                                                 --------------------

          (c)  In the case of the licenses of Proprietary Assets referred to in
Section 6.06(b)(vi) above:

               (i) the Purchaser or the Purchaser Subsidiaries have the exclusive, unrestricted right to use the Proprietary Assets subject to the license, except as set forth in Schedule 6.06(b)(vi);
                                     --------------------

               (ii) each such license is valid and enforceable and neither the Purchaser, the Purchaser Subsidiaries, nor any other party to such license is or has been in breach of the license, and to Knowledge of Spray Ventures no such Person has indicated any intention to breach such license;

               (iii) no event has occurred which, with notice or lapse of time or both, would constitute a material default under any such license; and

               (iv) none (except as is specifically marked with an asterisk "*") will terminate or be rendered liable to termination by virtue of the acquisition by the Shareholders of the Purchaser Shares.

          (d) To the Knowledge of the Purchaser, no claims or applications have been made against, no notifications in writing or otherwise have been received by, and there are no circumstances in respect of the Purchaser's and the Purchaser Subsidiaries' businesses which (notwithstanding any view taken by the Purchaser as to the merits of such claim, application, notification or circumstances) if pursued would affect the accuracy of the warranties in Sections 4.06(b) and (c) above.

          (e) To the Knowledge of the Purchaser, the Purchaser and the Purchaser Subsidiaries have conducted their business without infringement or claim of infringement of any Proprietary Asset of any other Person. Without limiting the foregoing, the Purchaser and the Purchaser Subsidiaries have the right (pursuant to a written Contract) to use and incorporate into their products the Proprietary Assets of other Persons, as and to the extent the same are currently so used and incorporated. Neither the Purchaser nor the Purchaser Subsidiaries has received any notice or other communication (in writing or otherwise) of any infringement of any Proprietary Asset owned or used by any other Person. To the Knowledge of the Purchaser, no other Person is infringing, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Proprietary Asset owned or used by the Purchaser or any of the Purchaser Subsidiaries.

          (f) The Purchaser and the Purchaser Subsidiaries have taken reasonable measures and precautions to protect the confidentiality and value of all Proprietary Assets owned or used by the Purchaser or the Purchaser Subsidiaries.

       SECTION 6.07.  Financial Statements.
       -------------  ---------------------

          (a) The Purchaser has delivered to the Shareholders (i) the consolidated balance sheet of the Purchaser and the Purchaser Subsidiaries as of December 31, 1997 and the related consolidated statements of operations for the Purchaser and the Purchaser Subsidiaries for the year then ended (collectively, the "Purchaser Year-End Financials"), (ii) the unaudited consolidated balance sheet of the Purchaser and the Purchaser Subsidiaries as of June 30, 1998 (the "Purchaser Current Balance Sheet") and the related unaudited consolidated statements of operations for the Purchaser and the Purchaser Subsidiaries for the six-month period then ended (collectively, the "Purchaser Current Financials"), and (iii) a consolidated list of accounts payable and accounts receivable for the Purchaser and the Purchaser Subsidiaries as of the date hereof, in each case aged consistent with the Purchaser's past practices (the "Purchaser Closing Receivables/Payables;" the Purchaser Year-End Financials, the Purchaser Current Financials and the Purchaser Closing Receivables/Payables, collectively, the "Purchaser Financials").

          (b) All of the Purchaser Financials (and the line items contained therein) are accurate and complete in all material respects. The Purchaser Financials are in accordance with the books and records of the Purchaser and the Purchaser Subsidiaries and present fairly the assets, liabilities and financial condition of the Purchaser and the Purchaser Subsidiaries as of the respective dates thereof and the results of operations of the Purchaser and the Purchaser Subsidiaries for the periods covered thereby. The Purchaser Financials have been prepared in accordance with U.S. GAAP, applied on a consistent basis throughout the periods covered.

          (c)  All of the Purchaser Financials are attached hereto as Schedule
                                                                      --------
6.07(c).
-------

       SECTION 6.08.  Liabilities.
       -------------  ------------

          Except (a) as shown on the balance sheet included in the Purchaser Current Financials or in the list of accounts payable included in the Purchaser Closing Receivables/ Payables, or (b) pursuant to the Purchaser Contracts included on Schedule 6.12(a), none of the Purchaser or any of the Purchaser
            ----------------
Subsidiaries has any material Liabilities of any nature. All reserves established by the Purchaser and the Purchaser Subsidiaries and set forth in the balance sheet included in the Purchaser Current Financials are adequate for the purposes for which they were established.

       SECTION 6.09.  Books and Records.
       -------------  ------------------

          Except as set forth on Schedule 6.09, neither the Purchaser nor the
                                 -------------
Purchaser Subsidiaries has any of its records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and possession of the Purchaser Group.

       SECTION 6.10.  Title to Assets.
       -------------  ------------------

          (a) The Purchaser Group owns, and has good, valid and marketable title to, all the tangible personal property and assets used in their businesses or purported to be owned by them (other than those listed in Schedule 6.06(vi)),
                                                             ------------------
including:

               (i)    all assets reflected on the Purchaser Current Balance
     Sheet;

               (ii) all assets acquired by the Purchaser Group since the date of the Current Balance Sheet;

               (iii)  all assets referred to in Schedule 6.06(a)(i), Schedule
                                                ------------------- ---------
     6.10(b) and the Purchaser Closing Receivables/Payables and all of the
     -------
     Purchaser Group's rights under the Purchaser's Contracts; and

               (iv) all other assets reflected in the Purchaser Group's books and records as being owned by the Purchaser Group.

          All of said assets are owned by the Purchaser Group free and clear of any Liens, except liens for current taxes and assessments not delinquent and statutory liens of landlords, carriers, warehousemen, mechanics or materialmen incurred in the ordinary course of business for sums not yet due. The representation and warranty set forth in this Section 6.10(a) shall not apply to the Purchaser Real Estate or the Purchaser Leased Premises.

          (b)  Schedule 6.10(b) identifies all equipment, furniture, fixtures,
               ----------------
improvements and other tangible assets owned by the Purchaser Group with an individual value of $20,000 or more, and sets forth either the original cost and book value or the estimated fair market value of each of said assets. Schedule 6.10(b) also accurately identifies
                                     ----------------
all tangible assets leased to the Purchaser Group.

          (c)  Each asset identified in Schedule 6.10(b):
                                        ----------------

               (i) is free of material defects and deficiencies and is in good condition and repair, consistent with its age and intended use (ordinary wear and tear excepted);

               (ii) complies in all material respects and, to the Purchaser's Knowledge, is being operated and otherwise used in full compliance with all applicable Requirements of Law; and

               (iii)  is adequate for the uses to which it is being put.

          The assets identified in Schedule 6.10(b) are adequate for the conduct
                                   ----------------
of the Purchaser Group's business in the manner in which such business is currently being conducted

          (d)  Schedule 6.10(d) identifies all material assets other than the
               ----------------
Purchaser Leased Premises that are being leased or licensed to the Purchaser or the Purchaser Subsidiaries. All leases pursuant to which the Purchaser Group leases personal property are in good standing and are valid and effective in accordance with their respective terms and, to the Purchaser's Knowledge, there exists no material default thereunder or occurrence or condition which could result in a default thereunder or termination thereof. The buildings, equipment and other tangible assets used by the Purchaser Group are in good operating condition and are useable in the ordinary course of the Purchaser Group's business.

       SECTION 6.11.  Real Property.
       -------------  --------------

          (a) The Purchaser and the Purchaser Subsidiaries do not own any real estate, buildings, improvements or structures.

          (b) (i) All real estate leased, subleased or licensed by the Purchaser Group as lessee, sublessee or licensee is described in Schedule
                                                                 --------
6.11(b) (the "Purchaser Leased Premises").  Except as set forth on Schedule
-------                                                            --------
6.11(b), the Purchaser Leased Premises are leased to the Purchaser Group
-------
pursuant to written agreements (together with all amendments, assignments, guarantees, and other documents relating thereto or other agreements listed therein, the "Purchaser Leases"), and true and correct copies of all the Purchaser Leases have been furnished to the Purchaser and are described on
Schedule 6.11(b).  The Purchaser Group owns all leasehold estates and other
----------------
rights purported to be granted by the Purchaser Leases. Each of the Purchaser Leases is in full force and effect, valid and binding in accordance with its terms.

               (ii) All real estate leased, subleased or licensed by the Purchaser Group as lessor, sublessor or licensor is described in Schedule
                                                                      --------
     6.11(b) (the "Purchaser Third Party Leased Premises"). Except as set forth
     -------
     on Schedule 6.11(b), the Purchaser Third Party Leased Premises are leased
        ----------------
     by the Purchaser Group to third parties (each, a "Purchaser Tenant" and collectively, "Purchaser Tenants") pursuant to written agreements

     (together with all amendments, assignments, guarantees, and other documents relating thereto or other agreements listed therein, the "Purchaser Third Party Leases") and true and correct copies of all the Purchaser Third Party Leases have been furnished to the Purchaser and are described on Schedule 6.11(b). Except as set forth on Schedule 6.11(b), there are no security
     -------                         ----------------
     deposits held by the Purchaser Group or any other party under any of the Purchaser Third Party Leases. The Purchaser Group has not received any notices from any Purchaser Tenant desiring to cancel any Purchaser Third Party Lease. The Purchaser Group has not received notification from any Purchaser Tenant that it disputes the computation of the Purchaser Tenant's percentage rent, additional rent or other amounts payable to the Purchaser Group pursuant to its Purchaser Third Party Lease. The occupancy of each Purchaser Tenant is valid and legal and, to the Knowledge of the Purchaser, does not violate any Requirement of Law.

               (iii) There are no arrearages in rent, additional rent or other amounts payable under any of the Purchaser Leases or the Purchaser Third Party Leases (collectively, the "Purchaser Leases"). There are no defaults by the Purchaser Group of any of its obligations under the Purchaser Leases. The Purchaser Group has not received any notices of default under any of the Purchaser Leases, and to the Purchaser's Knowledge, there are no defaults by any party other than the Purchaser Group under any of the Purchaser Leases. There are no brokerage or other leasing commissions payable pursuant to any agreements in connection with any of the Purchaser Leases or amendments thereto or renewals or expansions thereof.

          (c) Neither the Purchaser nor any other member of the Purchaser Group has received written notice (i) of condemnation, zoning or other land-use regulation proceedings or suspension of the right of any member of the Purchaser Group to use any of the Purchaser Leases, (ii) of any special assessment proceedings affecting all or any portion of any Purchaser Leases, (iii) from any Governmental Authority having jurisdiction over all or any portion of the Purchaser Leases regarding or in respect of any change in any applicable laws, regulations, statutes, rules or restrictions relating to a change in the permitted use of all or any portion of the Purchaser Leases or the business conducted thereof or (iv) any notice from adjacent landowners or land occupants regarding unrecorded easements and/or agreements or encroachments in respect of all or any portion of the Purchaser Leases. There is no pending or, to the Purchaser's Knowledge, threatened or contemplated action by any Governmental Authority or pending or contemplated action by a private party adverse to the uses contemplated for the Purchaser Leases. Upon consummation of the transactions contemplated by this Agreement, and without obtaining the consent of any Person, the Purchaser will be entitled to continue to use or possess all of the Purchaser Leases in the same manner such Purchaser Leases were used or possessed immediately prior to the Closing.

          (d) All of the demised premises, buildings and structures that comprise the Purchaser Leases are in good operating condition and repair (normal wear and tear excepted), suitable for the purposes for which they are being used and each has adequate rights of ingress and egress for the operation of the business of the Purchaser Group. Since January 1, 1997, no member of the Purchaser Group has received any notice of any uncured unsafe or other condition which presents risk of injury to persons or loss of or damage to property affecting or concerning all or any portion of the Purchaser Leases.

          (e)  Except as set forth on Schedule 6.11(e), there are no written or
                                      ----------------
oral options to purchase, rights of first refusal, rights of first offer in connection with any of the Purchaser Leases or any other contractual right to offer, purchase, acquire, sell, assign or dispose of any of the Purchaser Leases. Except as set forth on Schedule 6.11(e), no Person has any right, as
                                ----------------
member, Purchaser Tenant, occupant or otherwise, to use, lease and/or occupy any portion of the Purchaser Leases, and there are no oral or written agreements between any member of the Purchaser Group and any other Person providing for the occupancy or use of any portion of the Purchaser Leases.

       SECTION 6.12.  Material Purchaser Contracts.
       -------------  -----------------------------

          (a)  Schedule 6.12(a) lists all Material Purchaser Contracts.
               ----------------

          (b) Each Material Purchaser Contract is valid and in full force and effect, and is enforceable by the Purchaser or the applicable Purchaser Subsidiary in accordance with its terms. There are no Material Purchaser Contracts that the Purchaser Group intends to terminate, and the Purchaser Group has not received notice from any party to any Material Purchaser Contract that it wishes to terminate such Contract.

          (c) To the Purchaser's Knowledge, neither the Purchaser nor any Purchaser Subsidiary is in breach of or default under (and no event has occurred which with notice or the passage of time or both would constitute a breach of or default under) any Material Purchaser Contract and, to the Purchaser's Knowledge, no other Person is in breach of or default under (and no event has occurred which with notice or the passage of time or both would constitute a breach of or default under) any Material Purchaser Contract.

          (d) None of the Material Purchaser Contracts contains a "change in control," "potential change in control" or similar provision which could result in a potential "parachute payment." The consummation of the Transactions will not (either alone or upon the passage of time and/or occurrence of any additional acts or events) result in any payment (severance pay or otherwise) becoming due from the Purchaser or any Purchaser Subsidiary to any Person or accelerate the time of payment or vesting, or increase the amount of compensation due, any Person; excluding, however, any such payments, accelerations or increases which could have occurred upon the passage of time and/or occurrence of any additional acts or event even if the "change of control" or "potential change of control" occurring upon the execution and delivery of this Agreement and the consummation of the Transactions did not occur.

       SECTION 6.13.  Employees; Employee Benefits.
       -------------  -----------------------------

          (a)  Schedule 6.13(a) contains a list of all employees of the
               ----------------
Purchaser and the Purchaser Subsidiaries as of the date hereof and their material terms and conditions of employment including salary or wages, bonus, position and title. Except as disclosed on

Schedule 6.13(a), no employee of the Purchaser Group is on long-term disability
----------------
leave or extended absence or in receipt of workers' compensation benefits.

          (b) Schedule 6.13(b) contains a list of individuals who are currently
              ----------------
performing services for the Purchaser Group related to its business and are classified as "consultants" or "independent contractors."

          (c) Neither the Purchaser nor any of the Purchaser Subsidiaries is a party to or subject to any collective bargaining agreements with any trade union or collective bargaining agent representing any of its employees. There is no labor union organizing activity pending or threatened with respect to any employees of the Purchaser Group. Except as identified on Schedule 6.13(c), no
                                                           ----------------
employee of the Purchaser Group has any agreement or contract, written or oral, regarding his employment, other than those deemed to exist at common law.

          (d) No employee of the Purchaser Group, nor, to the Purchaser's Knowledge, any consultant with whom the Purchaser or any of the Purchaser Subsidiaries has contracted, is in material violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, such Person because of the nature of the business to be conducted by the Purchaser Group, and to the Purchaser's Knowledge the continued employment by the Purchaser Group of its present employees, and the performance of the Purchaser's and the Purchaser Subsidiaries' contracts with its independent contractors, will not result in any such violation. The Purchaser has not received any notice alleging that any such violation has occurred.

          (e) To the Knowledge of the Purchaser, no officer or Key Purchaser Employee, or any group of Key Purchaser Employees, intends to terminate his, her or their employment with the Purchaser, nor does the Purchaser Group have a present intention to terminate the employment of any officer, Key Purchaser Employee or group of Key Purchaser Employees.

          (f) Each Purchaser Employee Benefit Plan is fully funded for all periods prior to the Closing Date. Without limiting the foregoing, all contributions to each of the Purchaser Employee Benefit Plans in respect of periods of service or benefits accrued prior to the Closing Date have been made on an accrual basis up to the Closing Date, notwithstanding that such contributions may not be due and owing until after the Closing Date.

          (g) Schedule 6.13(f) contains a true and complete list of all
              ----------------
Purchaser Employee Benefit Plans. The Purchaser has provided to the Shareholders current, accurate and complete copies of each written Purchaser Employee Benefit Plan or, where oral, a written description of the terms thereof, as amended to date, together with the most current funding agreements and summary plan descriptions relating to each such Purchaser Employee Benefit Plan and the following documents (where applicable):

              (i) all actuarial reports and financial statements;

               (ii) the most current copies of any insurance contracts, investment management agreements, investment reports or funding agreements;

               (iii) the most current copies of booklets or manuals prepared for or circulated to employees with respect to any of the Purchaser Employee Benefit Plans;

               (iv)   the most recently filed annual report on Form 5500; and

               (v) the determination letter as to the plan's qualified status under Internal Revenue Code Section 401.

          (h) No promises or commitments have been made by the Purchaser or any of the Purchaser Subsidiaries, or any of their employees, consultants or former employees or consultants to amend any Purchaser Employee Benefit Plan or to provide increased benefits thereunder (other than plan amendments that are required as a matter of law).

          (i) Each Purchaser Employee Benefit Plan is, and has been, administered in all material respects in accordance with the terms thereof and applicable laws. All obligations under the Purchaser Employee Benefit Plans have been satisfied, to the extent required by the terms thereof or applicable laws.

          (j) Each Purchaser Employee Benefit Plan is in compliance with all applicable laws and there are no outstanding material defaults or violations by the Purchaser in connection with any Purchaser Employee Benefit Plan, and no order has been made or notice given requiring (or proposing to require) the Purchaser, the Purchaser Subsidiaries or any others to take or refrain from taking any action in respect of any Purchaser Employee Benefit Plan. All material returns, filings, reports and disclosures relating to the Purchaser Employee Benefit Plans required pursuant to the terms thereof or applicable laws have been made, filed or distributed in accordance with all such requirements and all filing fees and levies imposed on the Purchaser Employee Benefit Plans by any regulatory authorities or applicable laws have been made or remitted on a timely basis. Each Purchaser Employee Benefit Plan that is intended to be a qualified plan under Internal Revenue Code Section 401 is so qualified.

          (k) No actions, suits, claims (other than routine claims for payment of benefits in the ordinary course), investigations, arbitrations or other proceedings have been commenced or threatened in respect of any of the Purchaser Employee Benefit Plans or its assets.

          (l) None of the Purchaser Employee Benefit Plans provides benefits to employees following retirement. No Purchaser Employee Benefit Plan exists that could result in the payment to any employee of any money, benefits or other property or accelerate or increase the funding requirements for any Purchaser Employee Benefit Plan, in each case as a result of the Transactions.

       SECTION 6.14.  Employment Relations.
       -------------  ---------------------

          (a) The Purchaser and the Purchaser Subsidiaries are not engaged in any unfair labor practice. There have been no such complaints under applicable laws against the Purchaser or the Purchaser Subsidiaries.

          (b) There are no complaints nor are there any threatened complaints, against the Purchaser or any Purchaser Subsidiaries, before any employment standards branch or tribunal or human rights tribunal.

       SECTION 6.15.  Compensation of Employees.
       -------------  --------------------------

          Schedule 6.15 is an accurate and complete list showing the names of
          -------------
all retired employees, if any, of the Purchaser or the Purchaser Subsidiaries who are receiving or entitled to receive any healthcare or life insurance benefits or any payments from the Purchaser or the Purchaser Subsidiaries not covered by any pension plan to which the Purchaser or the Purchaser Subsidiaries is a party, their ages and current unfunded pension rate, if any. The Purchaser Group has not, because of past practices or previous commitments with respect to its employees, established any rights on the part of any of its employees to additional compensation with respect to any period after the Closing Date (other than wage increases in the ordinary course of business). The present severance and vacation policy of the Purchaser and the Purchaser Subsidiaries is set forth on Schedule 6.15.
   -------------

       SECTION 6.16.  Receivables; Major Customers.
       -------------  -----------------------------

          (a) The list of accounts receivable included in the Purchaser Closing Receivables/Payables provides an accurate and complete breakdown and aging of all accounts receivable of the Purchaser and the Purchaser Subsidiaries as of the date hereof.

          (b)  All such accounts receivable:

               (i) represent valid obligations of customers of the Purchaser and the Purchaser Subsidiaries arising from bona fide transactions entered into in the ordinary course of business; and

               (ii) are current and will be collected in full (without any counterclaim or setoff) in the ordinary course of business, subject to a reserve for doubtful accounts as set forth in the Purchaser Current Balance Sheet.

          (c) Neither the Purchaser nor any of the Purchaser Subsidiaries has received any notice or other communication (in writing or otherwise) indicating that any customer of the Purchaser or the Purchaser Subsidiaries may cease dealing with the Purchaser or any of the Purchaser Subsidiaries or may otherwise reduce the volume of business transacted by such Person with the Purchaser or any of the Purchaser Subsidiaries below historical levels.

       SECTION 6.17.  Accounts Payable; Customers and Suppliers.
       -------------  ------------------------------------------

          (a) The list of accounts payable included in the Purchaser Closing Receivables/Payables:

               (i) provides an accurate and complete breakdown and aging of the Purchaser's and the Purchaser Subsidiaries' accounts payable as of the date hereof;

               (ii) provides an accurate and complete breakdown of all customer deposits and other deposits held by the Purchaser and the Purchaser Subsidiaries as of the date of this Agreement; and

               (iii) provides an accurate and complete breakdown of amounts owed to suppliers and the Purchaser's and the Purchaser Subsidiaries' debt as of the date of this Agreement.

          (b) Schedule 6.17(b) accurately identifies, and provides an accurate
              ----------------
and complete breakdown of the amounts paid to or received from, the three largest suppliers and 10 largest customers of the Purchaser Group (in terms of amounts billed and paid, respectively) for the six-month period ended June 30, 1998. The Purchaser is not aware of any loss or threatened loss of any such suppliers, customers or accounts.

       SECTION 6.18.  Proceedings.
       -------------  ------------

          (a)  Except as set forth in Schedule 6.18(a), there is no pending
                                      ----------------
Proceeding and no Person has threatened to commence any Proceeding:

               (i) that involves the Purchaser or any Purchaser Subsidiary or their assets; or

               (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions.

          (b) To the Knowledge of the Purchaser, no acts, facts, circumstances, events or conditions have occurred or exist which are a basis for any Proceeding described in Section 6.18(a).

          (c) No member of the Purchaser Group is a party to, or bound by, any decree, order or arbitration award (or agreement entered into in any Proceeding with any governmental authority) which could have a Material Adverse Effect.

       SECTION 6.19.  Compliance With Requirement of Laws.
       -------------  ------------------------------------

          The Purchaser and the Purchaser Subsidiaries are in compliance with each Requirement of Law (including, without limitations, all Environmental Laws) applicable to them or the conduct of their businesses or use of their assets except for any failure to comply which, individually or in the aggregate, does not or reasonably cannot be expected to have a Material Adverse Effect on the Purchaser or any of the Purchaser Subsidiaries.

       SECTION 6.20.  Governmental Authorizations.
       -------------  ----------------------------

          (a)  Schedule 6.20(a) identifies each Governmental Authorization that
               ----------------
is held by the Purchaser and the Purchaser Subsidiaries, copies of which have been previously provided to the Shareholders. All such Governmental Authorizations are in full force and effect and no action or claim is pending, nor to the Knowledge of the Purchaser, is threatened, to revoke or terminate any of such Governmental Authorizations or declare any such Governmental Authorizations invalid in any material respect.

          (b)  The Governmental Authorizations identified in Schedule 6.20(a)
                                                             ----------------
constitute all of the Governmental Authorizations necessary (i) to enable the Purchaser and the Purchaser Subsidiaries to conduct their business in the manner in which such business is currently being conducted, and (ii) to permit the Purchaser and the Purchaser Subsidiaries to own and use their assets in the manner in which they are currently owned and used.

       SECTION 6.21.  Tax Matters.
       -------------  ------------

          (a) The Purchaser and its Subsidiaries have filed, or caused to be filed within the times and within the manner prescribed by law, all tax or information returns and tax reports required under all applicable statutes, rules or regulations to be filed by the Purchaser and its Subsidiaries with respect to Taxes.

          (b) All Taxes shown on said returns to be due and additional assessments received prior to the date hereof have been paid.

          (c) The amounts set up as accruals for Taxes on the Purchaser Current Financials are sufficient for the payment of all unpaid Taxes of the Purchaser and its Subsidiaries, whether or not such Taxes are disputed or have been asserted by any Governmental Authority, for all periods or portions of periods ended on or prior to Closing, including any Taxes due on any restructuring of the Purchaser or distribution of Subsidiaries of the Purchaser to the Purchaser Shareholders prior to Closing.

          (d) Neither the Purchaser nor any of its Subsidiaries has received notice of any proposed audit or reassessment from any taxing authorities and no examination by the appropriate taxing authority of any return of the Purchaser or any of its Subsidiaries is currently in progress.

          (e) No deficiency in the payment of Taxes by the Purchaser or any of its Subsidiaries for any period has been asserted in writing by any taxing authority and remains unsettled at the date of this Agreement. No taxing authority has undertaken, raised or threatened to raise any claim, proceeding or investigation against the Purchaser or any of its Subsidiaries, whether or not such matter was agreed to or settled.

          (f) There are no outstanding agreements or waivers extending the statutory period of limitations for assessment applicable to any tax return of the Purchaser or any of its Subsidiaries.

          (g) None of the Purchaser or any of its Subsidiaries has any liability for the Taxes of any Person other than the Purchaser or any of its Subsidiaries.

       SECTION 6.22.  Finders and Brokers.
       -------------  --------------------

          Neither the Purchaser, the Purchaser Subsidiaries nor any Person acting on behalf of the Purchaser or the Purchaser Subsidiaries has negotiated with any finder, broker, intermediary or any similar Person in connection with the transactions contemplated herein. The Purchaser will indemnify the Shareholders and hold it harmless from any liability or expense arising from any claim for brokerage commissions, finder's fees or other similar compensation based upon any agreement, arrangement or understanding made by or on behalf of the Purchaser.

       SECTION 6.23.  Absence of Changes.
       -------------  -------------------

          Since the date of the Purchaser Current Financials:

          (a) the Purchaser and the Purchaser Subsidiaries have operated their businesses only in the ordinary course of business and consistent with past practice, and there have not been any facts, circumstances, events or changes in the Purchaser's or the Purchaser Subsidiaries' business operations or financial condition, which has had or can reasonably be expected to have a Material Adverse Effect on the Purchaser or any of the Purchaser Subsidiaries;

          (b) none of the Purchaser or any of the Purchaser Subsidiaries has (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

          (c) none of the Purchaser or any of the Purchaser Subsidiaries has purchased or otherwise acquired any asset from any other Person, except in the ordinary course of business;

          (d) none of the Purchaser or any of the Purchaser Subsidiaries has made any material capital expenditure;

          (e) none of the Purchaser or any of the Purchaser Subsidiaries has sold or otherwise transferred, and has not leased or licensed, any asset to any other Person except for products sold by the Purchaser or any of the Purchaser Subsidiaries from its inventory in the ordinary course of business;

          (f) none of the Purchaser or the Purchaser Subsidiaries has incurred any damage, destruction, loss or interruption of use which adversely affects its business or assets (whether or not covered by insurance);

          (g) none of the Purchaser or the Purchaser Subsidiaries has forgiven any debt or otherwise released or waived any right or claim;

          (h) none of the Purchaser or the Purchaser Subsidiaries has made any loans or advances to, or guaranteed any indebtedness of, any of the Purchaser Shareholders or any of their Affiliates;

          (i) none of the Purchaser or the Purchaser Subsidiaries has entered into any transaction or taken any other action outside the ordinary course of business;

          (j) none of the Purchaser or the Purchaser Subsidiaries has incurred any Liability, except (i) Liabilities incurred in the ordinary course of business and (ii) Liabilities incurred in connection with or as a result of the Transactions;

          (k) none of the Purchaser or the Purchaser Subsidiaries has made any change in its accounting methods or practices, including, without limitation, any change with respect to establishment of reserves for unearned premiums, losses (including incurred but not reported losses) and loss adjustment expenses, or made any change in depreciation or amortization policies or rates adopted by it, except as required by law or U.S. GAAP;

          (l) none of the Purchaser or the Purchaser Subsidiaries has (A) increased the compensation of any of its employees or directors, other than in the ordinary course of business, (B) changed, altered or entered into any employment, severance, retention or similar agreement with any salaried employee, in each case other than in the ordinary course of business, or (C) adopted any new employee benefit plan, program or arrangement or amended any Employee Benefit Plan (except amendments required by law);

          (m) the Purchaser has not agreed, committed or offered (in writing or otherwise), and has not attempted, to take any of the actions referred to in clauses "(a)" through "(l)" above; and

          (n) without limitation by the enumeration of any of the foregoing, entered into any transaction with a consideration in excess of $25,000 other than in the usual and ordinary course of business and except as contemplated in this Agreement.

       SECTION 6.24.  Environmental Compliance.
       -------------  -------------------------

          The Purchaser and the Purchaser Subsidiaries are in compliance in all material respect with all applicable Environmental Laws. The Purchaser and the Purchaser Subsidiaries have not received any notice or other communication (in writing or otherwise) that alleges that the Purchaser or the Purchaser Subsidiaries are not in compliance with any Environmental Law, and, to the Knowledge of the Purchaser, there are no circumstances that may prevent or interfere with the Purchaser's or the Purchaser Subsidiaries' compliance with any Environmental Law in the future.

       SECTION 6.25.  Insurance.
       -------------  ----------

          (a) Each insurable asset of the Purchaser and the Purchaser Subsidiaries has at all times been and is at the date of this Agreement insured to its full replacement value (with no provision for deduction or excess) against each risk normally insured against by a Person operating the types of business operated by the Purchaser and the Purchaser Subsidiaries.

          (b) The Purchaser and the Purchaser Subsidiaries have at all times been and are at the date of this Agreement adequately insured against accident, damage, injury, third party loss (including, without limitation, product liability), loss of profits and any other risk normally insured against by a Person operating the types of business operated by the Purchaser and the Purchaser Subsidiaries.

          (c) Each of the policies is valid and enforceable and is not void or voidable. The Purchaser or the Purchaser Subsidiaries have paid all premiums due, and have not done anything or omitted to do anything which might make any of the policies void or voidable.

       SECTION 6.26.  Full Disclosure.
       -------------  ----------------

          The Purchaser has provided the Shareholders and the Shareholders' representatives with full and complete access to all of the Purchaser's and the Purchaser Subsidiaries' records and other documents and data requested. No representation or warranty by the Purchaser in this Agreement and no statement contained in any schedule, certificate or other written statement required to be furnished by the Purchaser or any of its representatives pursuant to the provisions hereof or in connection with the transactions contemplated hereby is inaccurate, incorrect, or incomplete in any material respect or contains any untrue statement of a material fact or omits to state any material fact required to be stated herein or therein or necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

                                 ARTICLE VII.

                               CERTAIN COVENANTS

       SECTION 7.01.  Best Efforts.
       -------------  -------------

          (a) The Parties shall cooperate in good faith and use their respective best efforts to close and make effective the transactions contemplated hereby as expeditiously as possible, including using their respective best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated hereby, executing and delivering such other documents, certificates, agreements and other writings and taking such other actions as may be necessary or desirable in order to consummate and make effective the transactions contemplated hereby as soon as possible.

          (b) Each Party shall use its best efforts prior to the Closing not to take any action, or enter into any transaction, which would cause any of its representations or warranties contained in this Agreement to be untrue or result in a breach of any covenant made by it in this Agreement (except for such changes contemplated by Section 7.02(a)(i), (ii) and (ix)).

       SECTION 7.02.  Conduct of Business Pending the Closing.
       -------------  ----------------------------------------

          (a) Prior to the Closing, unless the Parties shall otherwise agree in writing (which agreement shall be deemed made if given by the Chief Executive Officer, Chief Operating Officer or Chief Financial Officer of the Parties), or as otherwise expressly contemplated by this Agreement, the Purchaser shall conduct its business and Spray Ventures shall cause the Company Group to conduct their businesses, only in the ordinary and usual course consistent with past practice, and the Purchaser shall and Spray Ventures shall cause the Company Group to use their best efforts to maintain their respective assets in substantially their current state of repair, preserve intact their present business organization, keep available the services of their present officers and the Key Purchaser Employees and the Key Company Employees, respectively, and preserve their existing business relationships and goodwill with customers, suppliers, independent contractors, employees and other Persons material to the operation of their businesses. Without limiting the generality of the foregoing, prior to the Closing the Purchaser shall not, and shall not permit any Purchaser Subsidiary, and Spray Ventures shall not permit the Company or any Company Subsidiary to:

               (i) except to the extent the Purchaser takes such actions to facilitate and effect the Closing hereunder and the public offering, (1) amend its memorandum of association, articles of association, articles of incorporation, by-laws or other organizational documents, (2) split, combine or reclassify any shares of its outstanding capital stock, (3) declare, set aside or pay any dividend or other distribution payable in cash, stock or property, or (4) directly or indirectly redeem or otherwise acquire any shares of its capital stock;

               (ii) except to the extent the Purchaser takes such actions to facilitate and effect the Closing hereunder and the public offering, authorize for issuance, issue or sell, deliver or agree to issue or sell any shares of, or rights to acquire or convertible into any shares of, its capital stock (whether through the issuance or granting of options, warrants, convertible or exchangeable securities, commitments, subscriptions, rights to purchase or otherwise), or amend any of the terms of any such capital stock;

               (iii) (1) merge, combine or consolidate with another entity, (2) acquire or purchase an equity interest in or a substantial portion of the assets of another corporation, partnership or other business organization or otherwise acquire any assets outside the ordinary course of business and consistent with past practice or otherwise enter into any material contract, commitment or transaction outside the ordinary course of business and consistent with past practice or (3) sell, lease, license, waive, release, transfer, encumber or otherwise dispose of any of its material assets outside the ordinary course of business and consistent with past practice;

               (iv) (1) incur, assume or prepay any indebtedness or any other liabilities in excess of $100,000 individually, or in excess of $500,000 in the aggregate, in the case of the Purchaser Group, or SEK 784,000 individually, or in excess of SEK 3,920,000 in the aggregate, in the case of the Company Group, (other than trade payables), (2) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person or (3) make any loans, gifts, advances or capital contributions to, or investments in, any other Person;

               (v) pay, satisfy, discharge or settle any claim, liabilities or obligations (absolute, accrued, contingent or otherwise) against the Company Group or the Purchaser Group, as the case may be, or any of its directors, officers, employees or agents in excess of $100,000 individually, or in excess of $500,000 in the aggregate, in the case of the Purchaser Group, or SEK 784,000 individually, or in excess of SEK 3,920,000 in the aggregate, in the case of the Company Group;

               (vi) modify or amend, or waive any benefit of, any non-competition agreement to which the Company Group or the Purchaser Group, as the case may be, is a party;

               (vii) authorize or make capital expenditures in excess of $100,000 individually, or in excess of $500,000 in the aggregate, in the case of the Purchaser Group, or SEK 784,000 individually, or in excess of SEK 3,920,000 in the aggregate, in the case of the Company Group;

               (viii) permit any insurance policy naming the Company Group or the Purchaser Group, as the case may be, as a beneficiary or a loss payee to be cancelled or terminated other than in the ordinary course of business;

               (ix) except to the extent the Purchaser takes such actions to facilitate and effect the closing hereunder and the public offering, (1) adopt, enter into, terminate or amend in any material respect any plan, trust, fund, agreement or other arrangement for the current or future benefit or welfare of any director, officer or employee, (2) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee or (3) take any action to fund or in any other way secure, or to accelerate or otherwise remove restrictions with respect to, the payment of compensation or benefits under any employee plan, agreement, contract, arrangement other than in the ordinary course of business;

               (x) take any action that would fail to preserve and protect the Proprietary Assets;

               (xi) make any material change in its accounting or tax policies or procedures;

               (xii) make any Tax elections or settle or compromise any tax liability or waive or extend the statute of limitations in respect of any such taxes;

               (xiii) make any payments to or authorize any transaction with any Affiliate, except in the ordinary course of business;

               (xiv) take any action, or enter into or authorize any contract or transaction, other than in the ordinary course of business;

               (xv) waive, release or cancel any claims against third parties or debts owing to it, or any rights which have any value;

               (xvi) terminate, modify, amend or otherwise alter or change any of the terms or provisions of any Material Contract in any material respect; or

               (xvii) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing.

          (b) Until the Closing or the termination of this Agreement, the Purchaser shall not, and shall not permit any Purchaser Subsidiary, and Spray Ventures shall not permit the Company or any Company Subsidiary to make any new commitment that will be binding on the Purchaser Company at the Closing or following the Closing to pay any salary or bonus to any employee, except for regular compensation and bonuses (and regular increases thereof) payable in accordance with past practices.

          (c) Prior to the Closing, the Purchaser and Spray Ventures shall prepare and file on a timely basis all Tax returns of the Purchaser Group and the Company Group, respectively, which are required to be filed after the date hereof and prior to the Closing and shall pay or shall cause the Company to pay (or establish appropriate reserves in accordance with prior practice), as the case may be, all Taxes due with respect to the income and operations of the Purchaser Group and the Company Group, respectively, with respect to such period. All such Tax returns shall be accurately and completely prepared in full compliance with all applicable legal requirements.

       SECTION 7.03.  Access to Information.
       -------------  ----------------------

          The Purchaser and Spray Ventures shall cause the Company to afford and to cause its officers, directors, employees, auditors and agents to afford, to the other Parties and to their officers, employees, financial advisors, legal counsel, accountants, consultants and other representatives unrestricted access during normal business hours throughout the period prior to the Closing to all of its books and records and its properties, plants, technology rights and personnel and information with respect to current customers, prospects and any third parties which may claim a proprietary right to their property (including telephone interviews and site visits). The Purchaser shall and Spray Ventures shall cause the Company to make the officers and employees of the Purchaser and the Company, respectively, available to the other Parties and their representatives as the other Parties and their representatives shall from time to time reasonably request.

       SECTION 7.04.  Notices of Certain Events.
       -------------  --------------------------

          Until the Closing or the termination of this Agreement, each Party shall promptly notify the other Parties of: any notice or other communication from any Governmental Agency or authority in connection with the transactions contemplated hereby; and any actions, suits, claims, investigations or proceedings commenced or, to its Knowledge, threatened against such Party relating to the consummation of the transactions contemplated hereby. Until the Closing, each Party will promptly disclose in writing to the other Parties any matter hereafter arising which, if existing, occurring or known at the date of this Agreement would have been required to be disclosed to such other Parties or which would render inaccurate any of the representations, warranties or statements set forth herein. No information provided to a Party pursuant to this Section shall be deemed to cure any breach of any representation, warranty or covenant made in this Agreement.

       SECTION 7.05.  No Solicitation.
       -------------  ----------------

          (a) If this Agreement is terminated for any reason, then, unless otherwise agreed to in writing by the Purchaser and Spray Ventures, until the third anniversary of the termination of this Agreement, the Purchaser and Spray Ventures shall not, and shall not permit any of its Affiliates (including the Company), directors, officers, employees, agents or representatives to, directly or indirectly, knowingly use any information acquired by them or any of their Affiliates, directors, officers, employees, agents or representatives pursuant to this Agreement or otherwise in connection with the transactions contemplated hereby to compete with or act in any other way detrimental to any other Party or its business.

          (b) From the date hereof until the Closing, none of the Parties or their respective Subsidiaries or Affiliates, nor any of the respective directors, officers, employees, agents or representatives of the foregoing, will, directly or indirectly, (a) solicit, initiate (including by way of furnishing or disclosing non-public information), encourage or respond favorably to any inquiries or the making of any proposal with respect to any merger, change of control, consolidation or other business combination involving any Party or the acquisition of all or any significant part of the assets or capital stock of any Party (an "Acquisition Transaction") or (b) negotiate, explore or otherwise engage in discussions with any Person (other than a Party and its representatives) with respect to any Acquisition Transaction, or which may reasonably be expected to lead to a proposal for an Acquisition Transaction or enter into any agreement, arrangement or understanding with respect to any such Acquisition Transaction or which would require such Person to abandon, terminate or fail to consummate the transactions contemplated by this Agreement.

       SECTION 7.06.  Confidentiality.
       -------------  ----------------

          (a) If the transactions contemplated hereby are not consummated for any reason, each of the Parties shall not, and shall not permit any of its directors, officers, employees, agents or representatives or any third party on its behalf to challenge or contest the proprietary and confidential nature of any information provided to it by any other Party pursuant hereto. If the transactions contemplated hereby are not consummated for any reason, the Parties will not use any due diligence or other information obtained in connection with this Agreement to compete with or act in any manner detrimental to the other Parties.

          (b) If this Agreement shall be terminated, each Party will (i) redeliver all documents, work papers and other materials of any other Party relating to the transactions contemplated hereby, or of a proprietary or confidential nature whether so obtained before or after the execution of this Agreement, to the Party furnishing the same, and (ii) destroy all documents, work papers and other materials developed by its accountants, agents and employees in connection with the transactions contemplated hereby which embody proprietary information or trade secrets furnished by any Party or deliver such documents, work papers and other materials to the Party furnishing the same or excise such information or secrets therefrom and all information received by any Party with respect to the business of any other Party or any of its Subsidiaries (other than information which is a matter of public knowledge or which has heretofore been or is hereafter published in any publication for public distribution or filed as public information with any governmental authority) shall not at any time be used for personal advantage or disclosed by such Party to any third person to the detriment of the Party furnishing such information or any of its Subsidiaries. If requested by any of the other Parties each Party will certify that it has complied with this Section.

     SECTION 7.07.  Fulfillment of Conditions.
     -------------  --------------------------

     Each of the Purchaser, Communicade and Spray Ventures will (a) execute and deliver at the Closing each agreement that any of them is required hereby to execute and deliver as a condition to the Closing, (b) proceed diligently and in good faith and use best efforts to satisfy each other condition to the obligations of the Purchaser, Communicade or Spray Ventures, as the case may be, contained in this Agreement and (c) not take or fail to take any action that reasonably could be expected to result in the nonfulfillment of any such condition.

     SECTION 7.08.  Waiver of Encumbrance on Company Shares.
     -------------  ----------------------------------------

     The Purchaser acknowledges and agrees to waive any inability of Spray Ventures to state that Spray Ventures' representations and warranties are true and correct as of the Closing Date solely with respect to the Encumbrance on the Company Shares resulting from a Pledge Agreement by and between Spray Ventures and Omnicom Finance Inc. (the "Pledge Agreement") provided that (a) there are no other Encumbrances with respect to the Company Shares and (b) Omnicom Finance Inc. shall have delivered the Company Shares free and clear of all Encumbrances held by it to Razorfish at the Closing for the purpose of permitting Spray Ventures to satisfy its delivery requirement under this Agreement.

                                 ARTICLE VIII.

                              CLOSING DELIVERIES

     SECTION 8.01.  Closing Deliveries.
     -------------  -------------------

          At the Closing, the Parties and the Company shall deliver the documents, and shall perform the acts, which are set forth in this Article VIII. All documents which the Company and the Shareholders shall deliver shall be in form and substance reasonably satisfactory to the Purchaser and the Purchaser's counsel. All documents which the Purchaser shall deliver shall be in form and substance reasonably satisfactory to the Shareholders and their counsel.

     SECTION 8.02.  Deliveries by Shareholders.
     -------------  ---------------------------

          Spray Ventures shall execute and deliver (or cause to be executed and delivered) to the Purchaser all of the following; and, Communicade shall execute and deliver (or cause to be executed and delivered) to the Purchaser the deliveries specified in clause (a) below, but only in respect of its Company Shares, and the deliveries specified in clauses (e), (f), (g) and (i) below:

          (a) a certificate representing the Warrants and certificates representing all outstanding Company Shares, duly endorsed in blank or with duly executed stock powers attached, each together with such documents and instruments, if any, as may be necessary to permit the Purchaser to acquire the Warrants and the Company Shares, free and clear of all Encumbrances, except for Spray Ventures' Company Shares which are held by Omnicom Finance Inc. ("OFI") pursuant to the Pledge Agreement, which shares shall be delivered by OFI to the Purchaser free and clear of all Encumbrances, in exchange for and upon receipt of Purchaser Shares delivered to OFI, to permit Spray Ventures to satisfy its delivery requirement hereunder;

          (b) a written statement from OFI confirming the release as of the Closing of its Encumbrance solely with respect to the Company Shares in exchange for and upon receipt of the Purchaser Shares in accordance with the replacement procedures set forth in Section 2.7.2 of the Pledge Agreement;

          (c) employment agreements in the form of Exhibit B executed by Per
                                                   ---------
Bystedt, Jonas Svensson, and Johan Ihrfelt;

          (d) a certified copy of the Company's and each Company Subsidiary's memorandum of association, articles of association or articles of incorporation and bylaws, or similar organizational documents;

          (e) certified copies of resolutions of the Company's board of directors and stockholders, and of the Shareholders' boards of directors, authorizing the execution, delivery and performance of this Agreement and any Transaction Documents to which the Company or the applicable Shareholder is a Party;

          (f) incumbency certificates with respect to the officers of the Company and the Shareholders executing this Agreement, and any other Transaction Document delivered by the Company or the Shareholders;

          (g) a certificate of the Chief Executive Officer of each Shareholder or in the case of Communicade its Chief Financial Officer, confirming that the representations and warranties given herein by such Shareholder are true and correct in all material respects at Closing;

          (h) an opinion of Mannheimer Swartling substantially in the form of Exhibit C;
---------

          (i) a certificate of the Chief Executive Officer or in the case of Communicade its Chief Financial Officer, of each Shareholder confirming that the covenants set forth herein to be performed or complied with by such Shareholder prior to Closing have been performed or complied with in all material respects; and

          (j) the stock records of the Company and the Company Subsidiaries.

       SECTION 8.03.  Deliveries by Purchaser.
       -------------  ------------------------

          The Purchaser shall execute and deliver (or cause to be executed and delivered) to the Shareholders all of the following:

          (a) certificates representing the Purchaser Shares;

          (b) the cash payment provided in Section 2.02 or certificates representing the non-voting shares of capital stock of the Purchaser referred to in Section 2.02;

          (c) an incumbency certificate with respect to the officers of the Purchaser executing this Agreement, and any other Transaction Document to which the Purchaser is a party;

          (d) a certified copy of resolutions of the Purchaser's board of directors, authorizing the issuance of the Purchaser Shares and the execution, delivery and performance of this Agreement, and any other Transaction Document delivered by the Purchaser;

          (e) an opinion of Morrison & Forester LLP substantially in the form of Exhibit D;
----------

          (f) a certificate of the Chief Executive Officer of the Purchaser confirming that the representations and warranties given herein are true and correct in all material respects (except for such changes contemplated by Section 7.02(a)(i), (ii) and (ix)) at Closing;

          (g) a certificate of the Chief Executive Officer of the Purchaser confirming that the covenants set forth herein to be performed or complied with by the Purchaser prior to Closing have been performed or complied with in all material respects.

       SECTION 8.04.  Joint Deliveries.
       -------------  -----------------

          At the Closing, the Shareholders, the Purchaser and the Purchaser Shareholders (as the case may be) shall execute and deliver a Stockholders Agreement in the form attached hereto as Exhibit E.
                                         ---------

                                  ARTICLE IX.

                                  TERMINATION

       SECTION 9.01.  Grounds for Termination.
       -------------  ------------------------

          This Agreement (except for Sections 7.05 and Section 7.06 and Article XII which shall survive termination) may be terminated at any time prior to the Closing Date:

               (i)   by mutual written agreement of the Parties;

               (ii) by Spray Ventures if the tax deferral notice requested by Spray Ventures in October 1998 from the Swedish Ministry of Finance has not been obtained on or before 60 days after the date hereof; or

               (iii) by any of the Parties if any permanent injunction, order, decree or ruling by any Governmental Authority of competent jurisdiction preventing the consummation of the transaction contemplated hereby shall have become final and nonappealable; provided, however, that the Party
                                          --------  -------
     seeking to terminate this Agreement pursuant to this Section 9.01(iii) shall have used reasonable best efforts to remove such injunction or overturn such action.

          Termination pursuant to clause (ii) will be effective upon delivery of a written notice of termination by Spray Ventures to the other Parties. If such notice of termination has not been delivered on or before the 60th day after the date hereof, Spray Ventures shall be deemed to have waived its right to terminate this Agreement pursuant to clause
(ii) and, if none of the other termination conditions set forth above have been met and the other closing conditions set forth in Article III have been met, the Closing will then occur on the 61st day after the date hereof, in accordance with Article III.

       SECTION 9.02.  Effect of Termination.
       -------------  ----------------------

          If this Agreement is terminated as permitted by Section 9.01, such termination shall be without liability of any Party (or any stockholder, director, officer, employee, agent, consultant or representative of such Party) to any other Party to this Agreement.

                                   ARTICLE X.

                            POST-CLOSING AGREEMENTS

       SECTION 10.01.  Tax Matters.
       --------------  ------------

          The following provisions shall govern the allocation of responsibility as between the Purchaser and Spray Ventures for certain tax matters following the Closing Date:

          (a) Tax Periods Ending on or Before the Closing Date.  The Purchaser
              -------------------------------------------------
shall cause the Company and the Company Subsidiaries to prepare and file all Tax Returns for the Company and the Company Subsidiaries for all periods ending on or prior to the Closing Date which are filed after the Closing Date other than income Tax Returns, if any, with respect to periods for which a consolidated, unitary or combined income Tax Return of Spray Ventures will include the operations of the Company and the Company Subsidiaries. The Purchaser shall permit Spray Ventures to review and comment on each such Tax Return described in the preceding sentence prior to filing. Spray Ventures shall reimburse the Purchaser for Taxes of the Company and its Subsidiaries with respect to such periods within fifteen (15) days after payment by the Company and the Company Subsidiaries of such Taxes to the extent such Taxes are not reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Current Balance Sheet. Spray Ventures will also, within fifteen
(15) days after the filing of such Tax Returns, reimburse the Purchaser, the Company and the Company Subsidiaries for any expenses incurred in the preparation and filing of such Tax Returns.

          (b) Tax Periods Beginning Before and Ending After the Closing Date.
              ---------------------------------------------------------------
The Purchaser shall cause to be prepared and filed any Tax Returns of the Company and the Company Subsidiaries for Tax periods which begin before the Closing Date and end after the Closing Date. Spray Ventures shall pay to the Purchaser within fifteen (15) days after the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such Taxable period ending on the Closing Date to the extent such Taxes are not reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Current Balance Sheet.
For purposes of this Section, in the case of any Taxes that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such Taxable period ending on the Closing Date shall
(x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the Closing Date and the denominator of which is the number of days in the entire Taxable period, and (y) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant Taxable period ended on the Closing Date. Any credits relating to a Taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant Taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Company and the Company Subsidiaries. Spray Ventures will also, within fifteen (15) days after the filing of any such Tax Return, reimburse the Purchaser, the Company and the Company Subsidiaries for Spray Ventures' allocable share of any expenses incurred in the preparation and filing of such Tax Returns. Such allocable share of expenses shall be based on the portion of Taxes due on such Tax Return payable by Spray Ventures.

          (c)  Cooperation on Tax Matters.
               ---------------------------

               (i) The Purchaser, the Company and the Company Subsidiaries, and Spray Ventures shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other Party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company and the Company Subsidiaries and Spray Ventures agree (A) to retain all books and records with respect to Tax matters pertinent to the Company and the Company Subsidiaries relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by the Purchaser or Spray Ventures, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other Party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other Party so requests, the Company and the Company Subsidiaries or Spray Ventures, as the case may be, shall allow the other Party to take possession of such books and records.

               (ii) The Purchaser and Spray Ventures further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

               (iii) The Purchaser and Spray Ventures further agree, upon request, to provide the other Party with all information that either Party may be required to report pursuant to the Internal Revenue Code and all Treasury Department Regulations promulgated thereunder.

          (d)  Tax Sharing Agreements.  All tax sharing agreements or similar
               -----------------------
agreements with respect to or involving the Company and the Company Subsidiaries shall be terminated as of the Closing Date and, after the Closing Date, the Company and the Company Subsidiaries shall not be bound thereby or have any liability thereunder.

          (e)  Certain Taxes.  All transfers, documentary, sales, use, stamp,
               --------------
registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be paid by Spray Ventures when due, and Spray Ventures will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, the Purchaser will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation.

                                  ARTICLE XI.

                             INDEMNIFICATION, ETC.

       SECTION 11.01.  Survival of Representations and Warranties.
       -----------------------------------------------------------

          The representations and warranties of each Party contained in this Agreement shall survive the Closing for a period of eighteen (18) months; provided that each of the representations and warranties contained in Sections 4.13, 4.21, 6.13 and 6.21, shall survive and continue for the applicable statute of limitation period or periods legally applicable to them. Each Party shall maintain net assets of at least $2,500,000.00 for the period ending 18 months following the Closing.

       SECTION 11.02.  Indemnification by Spray Ventures.
       --------------------------------------------------

          (a) Spray Ventures shall indemnify, defend and hold harmless the Purchaser, the Company, each of the Company Subsidiaries and each of their respective officers, directors, shareholders, employees, agents and representatives (collectively, the "Purchaser Related Indemnitees" and individually each a "Purchaser Related Indemnitee") from and against, and shall compensate and reimburse each of the Purchaser Related Indemnitees for, any Damages (net of Taxes) which are suffered or incurred by any of the Purchaser Related Indemnitees or to which any of the Purchaser Related Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third party claim) and which arise from or are due to:

               (i) any inaccuracy in or breach of any representation or warranty made by Spray Ventures in this Agreement or in any of the other Transaction Documents; or

               (ii) any breach of, or failure to comply with, any covenant or obligation of Spray Ventures contained in this Agreement.

          (b) Notwithstanding anything to the contrary set forth in this Agreement, Spray Ventures shall not be liable to indemnify any Purchaser Related Indemnitee with respect to any indemnification claim made pursuant to this
Section 11.02 unless and until all Damages claimed by the Purchaser Related Indemnitees pursuant to this Section 11.02 exceed (i) One Hundred Thousand Dollars ($100,000) in the aggregate for any one section in Article IV or (ii) Five Hundred Thousand Dollars ($500,000) in the aggregate and then Spray Ventures' responsibility will be limited, in the aggregate, to the extent such claims for Damages exceed the applicable threshold. Furthermore, the liability of Spray Ventures under this Section 11.02 is limited to an amount equal to Two Million Five Hundred Thousand Dollars ($2,500,000). Notwithstanding anything to the contrary contained herein, the limitations set forth in the previous sentence shall not apply (i) in the event of fraudulent acts committed by Spray Ventures or any of the directors of Spray Ventures or (ii) to Spray Ventures' liability for Damages relating to any inaccuracy in or breach of the representations and warranties set forth in Section 4.22.

          (c) The Purchaser Related Indemnitees shall not be entitled to recover under this Section 11.02 to the extent of any recovery of any Purchaser Related Indemnitee under insurance policies held for the benefit of any Purchaser Related Indemnitee (net of any retrospective premium cost resulting from such recovery), it being understood that the Purchaser Related Indemnitees shall in good faith pursue recovery against the insurers with the same degree of diligence as they use to pursue claims against their insurers generally in the conduct of their business.

          (d) Prior to bringing any claim against Spray Ventures with respect to any Damages resulting from a breach of any provision of Article IV, the Purchaser Related Indemnitees shall give written notice of such claim to Spray Ventures and, to the extent such Damages can be eliminated through a correction of the breached provision or other action of Spray Ventures, shall give Spray Ventures ninety (90) days to conclude such correction or take such action.

          (e) The Purchaser agrees to use reasonable commercial efforts to minimize any Damages for which the Purchaser Related Indemnitees are entitled to indemnification under this Section 11.02.

       SECTION 11.03.  Indemnification by Communicade.
       -----------------------------------------------

          Communicade shall indemnify, defend and hold harmless the Purchaser Related Indemnitees from and against, and shall compensate and reimburse each of the Purchaser Related Indemnitees for, any Damages (net of Taxes) which are suffered or incurred by any of the Purchaser Related Indemnitees or to which any of the Purchaser Related Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third party claim) and which arise from or are due to:

               (i) any inaccuracy in or breach of any representation or warranty made by Communicade in Article V of this Agreement; or

               (ii) any breach of, or failure to comply with, any covenant or obligation of Communicade contained in Article VIII.

          (b) Notwithstanding anything to the contrary set forth in this Agreement, Communicade shall not be liable to indemnify any Purchaser Related Indemnitee with respect to any indemnification claim made pursuant to this
Section 11.03 unless and until all Damages claimed by the Purchaser Related Indemnitees pursuant to this Section 11.03 exceed (i) One Hundred Thousand Dollars ($100,000) in the aggregate for any one section in Article V or (ii) Five Hundred Thousand Dollars ($500,000) in the aggregate and then Communicade's responsibility will be limited, in the aggregate, to the extent such claims for Damages exceed the applicable threshold. Furthermore, the liability of Communicade under this Section 11.03 is limited to an amount equal to Two Million Five Hundred Thousand Dollars ($2,500,000). Notwithstanding anything to the contrary contained herein, the limitations set forth in the previous sentence shall not apply in the event of fraudulent acts committed by Communicade or any of the directors of Communicade.

          (c) The Purchaser Related Indemnitees shall not be entitled to recover under this Section 11.03 to the extent of any recovery of any Purchaser Related Indemnitee under insurance policies held for the benefit of any Purchaser Related Indemnitee (net of any retrospective premium cost resulting from such recovery), it being understood that the Purchaser Related Indemnitees shall in good faith pursue recovery against the insurers with the same degree of diligence as they use to pursue claims against their insurers generally in the conduct of their business.

          (d) Prior to bringing any claim against Communicade with respect to any Damages resulting from a breach of any provision of Article V, the Purchaser Related Indemnitees shall give written notice of such claim to Communicade and, to the extent such Damages can be eliminated through a correction of the breached provision or other action of Communicade, shall give Communicade ninety
(90) days to conclude such correction or take such action.

          (e) The Purchaser agrees to use reasonable commercial efforts to minimize any Damages for which the Purchaser Related Indemnitees are entitled to indemnification under this Section 11.03.

       SECTION 11.04.  Indemnification by the Purchaser.
       -------------------------------------------------

          (a) The Purchaser shall indemnify, defend and hold harmless the Shareholders from and against, and shall compensate and reimburse each of the Shareholders and each of their respective officers, directors, shareholders, employees, agent and representatives (collectively, the "Shareholder Related Indemnitees" and individually each a "Shareholder Related Indemnitee") for, any Damages (net of Taxes) which are suffered or incurred by any of the Shareholder Related Indemnitees or to which any of the Shareholder Related Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third party claim) and which arise from or as a direct or indirect result of, or are directly or indirectly connected with:

               (i) any inaccuracy in or breach of any representation or warranty made by the Purchaser in this Agreement or in any of the other Transaction Documents; or

               (ii) any breach of, or failure to comply with, any covenant or obligation of the Purchaser set forth in the Agreement.

          (b) Notwithstanding anything to the contrary set forth in this Agreement, the Purchaser shall not be liable to indemnify any Shareholder Related Indemnitee with respect to any indemnification claim made pursuant to this Section 11.04 unless and until all Damages claimed by the Shareholder Related Indemnitees pursuant to this Section 11.04 exceed (i) One Hundred Thousand Dollars ($100,000) in the aggregate for any one section in Article VI or (ii) Five Hundred Thousand Dollars ($500,000) in the aggregate and then the Purchaser's responsibility will be limited, in the aggregate, to the extent such claims for Damages exceed the applicable threshold. Furthermore, the liability of the Purchaser under this Section 11.04 is limited to an amount equal to Two Million Five Hundred Thousand Dollars ($2,500,000). Notwithstanding anything to the contrary contained herein, the limitations set forth in the previous sentence shall not apply (i) in the event of fraudulent acts committed by the Purchaser or any of the directors of the Purchaser or (ii) to the Purchaser's liability for Damages relating to any inaccuracy in or breach of the representations and warranties set forth in Section 6.22.

          (c) The Shareholder Related Indemnitees shall not be entitled to recover under this Section 11.04 to the extent of any recovery of any Shareholder Related Indemnitee under insurance policies held for the benefit of any Shareholder Related Indemnitee (net of any retrospective premium cost resulting from such recovery), it being understood that the Shareholder Related Indemnitees shall in good faith pursue recovery against the insurers with the same degree of diligence as they use to pursue claims against their insurers generally in the conduct of their business.

          (d) Prior to bringing any claim against the Purchaser with respect to any Damages resulting from a breach of any provision of Article VI, the Shareholder Related Indemnitees shall give written notice of such claim to the Purchaser and, to the extent such Damages can be eliminated through a correction of the breached provision or other action of the Purchaser without any out-of-pocket cost to the Purchaser or any costs incurred by the Purchaser for remedial measures exceeding $100,000 for every breach (such costs to be calculated based on the actual cost (e.g., actual salary cost for employees)), shall give the Purchaser ninety (90) days to conclude such correction or take such action.

          (e) Spray Ventures agrees to use reasonable commercial efforts to minimize any Damages for which the Shareholder Related Indemnitees are entitled to indemnification under this Section 11.04.

       SECTION 11.05.  Interest.
       -------------------------

          Any Party (the "Indemnifying Party") that is required to indemnify any other Person (the "Indemnified Party") pursuant to this Article XI with respect to any Damages shall also be required to pay such Indemnified Party interest on the amount of such Damages (for the period commencing as of the date on which such Indemnified Party first incurred or otherwise became subject to such Damages and ending on the date on which the applicable indemnification payment is made by such Party) at a rate per annum equal to 6%.

       SECTION 11.06.  Defense of Third Party Claims.
       ----------------------------------------------

          (a) In the event of the assertion or commencement by any Person of any claim or Proceeding (whether against the Purchaser, any Shareholder, any other Indemnified Party or any other Person) with respect to which any Shareholder or the Purchaser, as an Indemnifying Party, may become obligated to indemnify, hold harmless, compensate or reimburse any Indemnitee pursuant to this Article XI, the Indemnified Party shall reasonably promptly, following the Indemnified Party's actual Knowledge thereof, notify such Indemnifying Party of such claim or Proceeding. The Indemnifying Party shall have the right to assume the defense of such claim or Proceeding at the sole expense of such Indemnifying Party. If the Indemnifying Party so elects to assume the defense of any such claim or Proceeding:

               (i) such Indemnifying Party shall proceed to defend such claim or Proceeding in a diligent manner with counsel reasonably satisfactory to the Indemnified Party ;

               (ii) the Indemnifying Party shall keep the Indemnified Party informed of all material developments and events relating to such claim or Proceeding;

               (iii) the Indemnified Party shall have the right to participate in the defense of such claim or Proceeding at its sole expense; and

               (iv) the Indemnifying Party shall not settle, adjust or compromise such claim or Proceeding without the prior written consent of the Indemnified Party.

          (b) If the Indemnified Party so proceeds with the defense of any such claim or Proceeding on its own:

               (i) all expenses incurred and relating to the defense of such claim or Proceeding (whether or not incurred by the Indemnified Party) shall be borne and paid exclusively by the Indemnifying Party;

               (ii) the Indemnifying Party shall make available to the Indemnified Party any documents and materials in the possession or control of the Indemnifying Party that may be necessary to the defense of such claim or Proceeding;

               (iii) the Indemnified Party shall keep the Indemnifying Party informed of all material developments and events relating to such claim or Proceeding; and

               (iv) the Indemnified Party shall have the right to settle, adjust or compromise such claim or Proceeding with the consent of the Indemnifying Party, provided, that the Indemnifying Party shall not
                         --------
     unreasonably withhold such consent.

                                 ARTICLE XII.

                                MISCELLANEOUS.

       SECTION 12.01.  Tax and Accounting Treatment Elections.
       -------------------------------------------------------

          The parties hereto acknowledge and agree that the Transactions shall be treated as a taxable purchase transaction for the purposes of applicable law, and that the Purchaser shall account for the Transactions under the purchase method of accounting. The parties acknowledge and agree that Purchaser may, in its sole discretion, file an election pursuant to Section 338 of the Code, and the Shareholders agree that they will cooperate in all respects in the making of such election. Spray Ventures agrees that it will not take any position with any governmental authority inconsistent with the Company's valuation of its shares as of the date hereof.

          In the event that Spray Ventures does not obtain a tax deferral ruling from the Swedish government substantially in the form it will request in connection with the Transactions, the Parties will endeavor to restructure the Transactions to obtain tax treatment which is beneficial to both the Purchaser and Spray Ventures and to close the amended agreement reflecting such structure as soon as possible.

       SECTION 12.02.  Governing Law.
       ------------------------------

          This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of New York (without giving effect to principles of conflict of laws).

       SECTION 12.03.  Arbitration.
       ----------------------------

          Any dispute or controversy which cannot be amicably settled, shall be solely and finally settled by arbitration pursuant to the Uncitral Arbitration Rules, as at present in force which rules are deemed to be incorporated by reference into this Section 12.03. The place of the arbitration shall be Geneva, Switzerland. The appointing authority shall be the International Chamber of Commerce in Geneva. The number of arbitrators shall be three. The language to be used in the arbitration shall be English.

          The award of the arbitrator(s) shall be the sole and exclusive remedy among the Parties regarding any and all claims and counterclaims with respect to the subject matter of such a dispute or controversy and shall be binding and conclusive upon the Parties, their successors and assigns, and each shall comply in good faith with any and all rulings of the arbitrators.

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

          Judgment upon the award of the arbitrators may be entered in any court of competent jurisdiction.

       SECTION 12.04.  Successors and Assigns.
       ---------------------------------------

          This Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of each of the parties hereto. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties; provided, however, that the Purchaser may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or both of which cases the Purchaser nonetheless shall remain responsible for the performance of all of its obligations hereunder).

       SECTION 12.05.  Entire Agreement.
       ---------------------------------

          This Agreement and the other Transaction Documents constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and replaces and supercedes all prior oral or written communications or understandings.

       SECTION 12.06.  Severability.
       -----------------------------

          In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

       SECTION 12.07.  Amendment and Waiver.
       -------------------------------------

          This Agreement may be amended or modified only upon the mutual written consent of the Company, the Purchaser and each of the Shareholders.

       SECTION 12.08.  Notices.
       ------------------------

          All notices required or permitted hereunder shall be in writing and shall be deemed effectively given (a) upon personal delivery to the Party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five
(5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) three (3) days after deposit with a nationally recognized overnight courier, specifying such delivery, with written verification of receipt. All such notices shall be sent to the following addresses:

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

     if to Spray Ventures:                  Spray Ventures AB
                                            Nybrogatan 55
                                            114 85  STOCKHOLM
                                            Attention: Per Bystedt
                                            Fax: +46-8-660 15 95

     with a copy to:                        Mannheimer Swartling Advokatbyra
     --------------                         Norrmalmstorg 4
                                            P.O. Box 1711
                                            111 87  STOCKHOLM
                                            Attention: Axel Calissendorff, Esq.
                                            Fax: +46-8-613 55 01

     if to Communicade:                     Communicade Inc.
                                            437 Madison Avenue
                                            New York, New York 10022
                                            Attention:  Jerry Neumann
                                            Fax:  (212) 415-3530

     with a copy to:                        Davis & Gilbert LLP
     --------------                         1740 Broadway
                                            New York, New York 10019
                                            Attention:  Michael D. Ditzian, Esq.
                                            Fax:  (212) 468-4888

     if to the Purchaser:                   Razorfish, Inc.
                                            107 Grand Street, 3rd Floor
                                            New York, NY 10013
                                            Attention:  Jeffrey A. Dachis
                                            Fax:  (212) 966-6915

     with a copy to:                        Morrison & Foerster llp
     --------------                         1290 Avenue of the Americas
                                            New York, NY  10014
                                            Attention:  Mark L. Mandel, Esq.
                                            Fax:  (212) 468-7900

     SECTION 12.09.  Delays or Omissions.
     ------------------------------------

          No delay or omission to exercise any right, power or remedy accruing to any of the Parties hereto, upon any breach or default of any other Party, shall impair any such right, power or remedy of such Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be made in writing and shall be effective only to the extent specifically set forth in such writing.

       SECTION 12.10.  Remedies Cumulative.
       ------------------------------------

          All remedies, either under this Agreement or by law or otherwise afforded to any Party, shall be cumulative and not alternative.

       SECTION 12.11.  No Contribution.
       --------------------------------

          Each Shareholder hereby waives, and acknowledges and agrees that it shall not have and shall not exercise or assert or attempt to exercise or assert, any right of contribution or right of indemnity or any other right or remedy against the Company or any of the Company Subsidiaries in connection with any indemnification obligation or any other Liability to which such Shareholder may become subject under this Agreement or any of the other Transactional Documents or otherwise in connection with any of the Transactions. Each Shareholder further acknowledges that the waivers, acknowledgments and agreements of the Shareholders contained in this Section 12.11 are an essential inducement to the Purchaser in entering into this Agreement and agreeing to consummate the Transactions.

       SECTION 12.12.  Fees and Costs.
       -------------------------------

          The Purchaser shall pay all of its costs and expenses (including, without limitation, attorneys' and consultants' fees and costs) incurred by Purchaser in connection with the transactions contemplated hereby. Communicade shall pay all of its costs and expenses (including, without limitation, attorneys' and consultants' fees and costs) incurred by Communicade in connection with the transactions contemplated hereby. The Company shall pay all of its reasonable costs and expenses (including, without limitation, attorneys and consultants fees and costs and any taxes payable arising out of such costs and expenses) incurred in connection with the transactions contemplated hereby. The Company shall pay all of Spray Ventures' reasonable advisory costs and expenses (including, without limitation, attorneys' and consultants' fees and costs and any taxes payable arising out of such advisory costs and expenses but no other taxes) incurred in connection with the transactions contemplated hereby.

       SECTION 12.13.  Further Assurances.
       -----------------------------------

          Each of the Parties shall execute and deliver such documents and take such other actions as reasonably requested by any other Party in furtherance of the transactions contemplated hereby.

       SECTION 12.14.  Counterparts.
       -----------------------------

          This Agreement and the other Transaction Documents may be executed in one or more counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument.

          In Witness Whereof, the Parties have executed this Agreement as of the date set forth in the first paragraph hereof.

                                        SHAREHOLDERS:

                                        Spray Ventures AB

                                        By: /s/ Per Bystedt
                                           -----------------------------
                                            Name: Per Bystedt
                                            Title:

                                        Communicade Inc.

                                        By: /s/ Jerry Neumann
                                           -----------------------------
                                            Name:  Jerry Neumann
                                            Title: CEO

                                        PURCHASER:

                                        Razorfish, Inc.

                                        By: /s/ Jeffrey A. Dachis
                                           -----------------------------
                                            Name:  Jeffrey A. Dachis
                                            Title: President and CEO